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                                                   Form 8-K Report - Exhibit 2.2
                                                   -----------------------------


                         SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of February 26, 2001, between GAINSCO, INC., a Texas corporation ("GNA"), and Robert W. Stallings ("Buyer").

     WHEREAS, GNA desires to sell to Buyer, and Buyer desires to purchase from GNA, shares of Series B Convertible Redeemable Preferred Stock of GNA and a warrant to purchase shares of Common Stock of GNA;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, GNA and Buyer hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified Person. For this purpose the term "control" (including the terms "controlling", "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise; provided, however, that for purposes of this Agreement, GNA, on the one hand, and Buyer or any member of the Buyer Group, on the other hand, shall not be considered Affiliates.

     "Agreement" has the meaning set forth in the first paragraph hereof.

     "Applicable Law" means any statute, law, rule, policy, guideline or regulation or any judgment, order, writ, injunction, or decree of any Governmental Authority to which a specified Person or property is subject.

     "Associate" means (i) any corporation or entity (other than GNA or a Subsidiary of GNA) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of GNA or any of its Subsidiaries.

     "Bank One Consent" means (i) the approval by Bank One, N.A. of the Transactions and the transactions contemplated in the GMSP Agreement for all purposes under the Credit Agreement and (ii) the waiver by Bank One, N.A. of any and all noncompliance with the covenants and other provisions of the Credit Agreement.

     "Beneficial Owner" and "Beneficially Own" mean, with respect to any Person, any securities:

Securities Purchase Agreement - Page 1
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     (i)    which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly; or

     (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has

            (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than GNA Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed
                            --------  -------
                 the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

            (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing), provided, however,
                                                            --------  -------
                 that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from an immediately revocable proxy or consent given to such Persons in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

     (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except to the extent permitted by subparagraph (ii)(B) of this definition) or disposing of any voting securities of the same issuer.

      "Board" means the board of directors of GNA.

      "Breach" means any violation or breach of, any misrepresentation or inaccuracy in, any default under, or any failure to perform or comply with any representation, warranty, covenant, obligation, or other provision of this Agreement.

      "Business Day" means any day other than a Saturday or Sunday on which national banks are open for business in Fort Worth, Texas and New York, New York.

      "Buyer" has the meaning set forth in the introductory paragraph of this Agreement.

      "Buyer Group" means Buyer together with his Affiliates, Associates and employees, if any.

      "Buyer Material Adverse Effect" means any condition, circumstance or development having an adverse effect on the ability to conduct business, the financial condition or the results of operations of Buyer that is material to Buyer and the ability of Buyer to consummate the Transactions, excluding any such

Securities Purchase Agreement - Page 2
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condition, circumstance or development which adversely affects the U.S. economy or financial markets generally.

      "Buyer Representative" has the meaning set forth in Section 6.3(b).

      "Capitalization Date" has the meaning set forth in Section 4.2.

      "Closing" has the meaning set forth in Article III.

      "Closing Date" has the meaning set forth in Article III.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" means the common stock, par value $.10 per share, of GNA and, except where the context otherwise requires, the accompanying GNA Rights.

      "Common Stock Equivalents" means (without duplication with any other Common Stock or Common Stock Equivalents) rights (other than GNA Rights), warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock (at the time or upon the passage of time or the occurrence of future events), including all Common Stock issuable upon conversion of the Series B Shares or issuable upon exercise of the Warrant.

      "Confidential Information" means information received at any time by Buyer from GNA that is not generally known or which would logically be considered confidential or proprietary, or which would do GNA harm if divulged, or which is marked "Confidential Information."

      "Conversion Price" means the initial Series B Conversion Price (as such term is determined and defined in the Statement of Resolution to be filed with the Secretary of State of the State of Texas to establish and designate the
Series B Convertible Redeemable Preferred Stock of GNA).   An example of the
calculation of tangible book value per share of Common Stock is set forth as Exhibit "C" attached hereto.

      "Credit Agreement" means the Revolving Credit Agreement dated November 13, 1998 among GNA, Bank One, N.A. and other parties, as amended and supplemented, and related documents.

      "Damages" has the meaning set forth in Section 10.2.

      "Demand Registration" has the meaning set forth in Section 6.3(b).

      "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise, other than restrictions imposed under applicable securities laws.

      "Environmental Law" means any law, regulation, decree, judgment, permit or authorization relating to the environment, including, without limitation, pollution, contamination, cleanup and protection of the environment.

Securities Purchase Agreement - Page 3
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      "Environmental Liabilities and Costs" means all damages, penalties or cleanup costs assessed or levied pursuant to any Environmental Law.

      "Equity Securities" means any capital stock of GNA, any securities directly or indirectly convertible into, or exercisable or exchangeable for any capital stock of GNA, or any right, option, warrant or other security which, with the payment of additional consideration, the expiration of time or the occurrence of any event shall give the holder thereof the right to acquire any capital stock of GNA or any security convertible into or exercisable or exchangeable for, any capital stock of GNA.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all of the rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any trade or business, whether or not incorporated, which together with a Person and its Subsidiaries would be deemed a "single-employer" within the meaning of Section 4001 of ERISA.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Final Date" means March 15, 2001.

      "Fully-Diluted Common Stock" means, at any time, the then outstanding shares of Common Stock plus (without duplication) all shares of Common Stock issuable (at the time or upon passage of time or the occurrence of future events), upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents. The percentage of the Fully-Diluted Common Stock held by a Person at any time shall be determined so that a Person is deemed the Beneficial Owner of the then outstanding shares of Common Stock attributable to such Person plus (without duplication) all shares of Common Stock issuable (whether at the time or upon passage of time or the occurrence of future events), upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents attributable to such Person but not any other outstanding Common Stock Equivalents other than the outstanding shares of GNA's Series A Convertible Preferred Stock.

      "GAAP" means generally accepted accounting principles for financial reporting in the U.S., consistently applied.

      "GMSP" means Goff Moore Strategic Partners, L.P., a Texas limited partnership.

      "GMSP Agreement" means the Securities Purchase Agreement of even date herewith between GNA and GMSP.

      "GNA" has the meaning set forth in the introductory paragraph of this Agreement.

      "GNA Annual Statements" has the meaning set forth in Section 4.9.

      "GNA Applicable Insurance Department" means as to (i) GNA's Insurance Subsidiaries located in Oklahoma, the Oklahoma Department of Insurance, (ii) GNA's Insurance Subsidiaries located in Texas, the Texas Department of Insurance and (iii) GNA's Insurance Subsidiary located in North Dakota, the North Dakota Department of Insurance.

      "GNA Authorizations" has the meaning set forth in Section 4.7.

Securities Purchase Agreement - Page 4
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      "GNA Business" means the business conducted by GNA and GNA Subsidiaries taken as a whole.

      "GNA Disclosure Letter" means the disclosure letter delivered by GNA to Buyer concurrently with the execution and delivery of this Agreement.

      "GNA Employee Benefit Plans" has the meaning set forth in Section 4.20(a).

      "GNA 1999 Form 10-K Report" means the Form 10-K Report filed by GNA with the SEC for GNA's fiscal year ended December 31, 1999.

      "GNA Financial Statements" has the meaning set forth in Section 4.10.

      "GNA Insurance Subsidiaries" means MGA Insurance Company, Inc., a Texas corporation; GAINSCO County Mutual Insurance Company, a Texas mutual insurance company; General Agents Insurance Company of America, Inc., an Oklahoma corporation; and Midwest Casualty Insurance Company, a North Dakota insurance corporation.

      "GNA Material Adverse Effect" means any condition, circumstance or development having an adverse effect on (i) the ability to conduct business, the financial condition or the results of operations of GNA and its Subsidiaries that is material to GNA and its Subsidiaries taken as a whole or (ii) the ability of GNA to consummate the Transactions, in each case excluding any such condition, circumstance or development which adversely affects the U.S. economy, financial markets or insurance industry generally, provided that no change in
                                                   --------
the prices at which the Common Stock is quoted or traded in and of itself shall be a GNA Material Adverse Effect.

      "GNA Options" means (i) all options granted and outstanding under any of the GNA Stock Plans and related option agreements and (ii) the option to purchase 579,710 shares of Common Stock evidenced by the Replacement Nonqualified Stock Option Agreement dated July 24, 1998 between GNA and Glenn W. Anderson.

      "GNA Pension Plan" has the meaning set forth in Section 4.20(d).

      "GNA Quarterly Statement" has the meaning set forth in Section 4.9.

      "GNA Required Consents" has the meaning set forth in Section 4.6(c).

      "GNA Rights" means rights to purchase Common Stock issued pursuant to the GNA Rights Agreement.

      "GNA Rights Agreement" means the Rights Agreement dated as of March 3, 1988, as amended, between GNA and Continental Stock Transfer & Trust Company.

      "GNA SEC Documents" has the meaning set forth in Section 4.10.

      "GNA Significant Subsidiaries" means the GNA Insurance Subsidiaries; National Specialty Lines, Inc., a Florida corporation; DLT Insurance Adjusters, Inc., a Florida corporation; GAINSCO Service Corp., a Texas corporation; and Tri-State, Ltd., a North Dakota corporation.

Securities Purchase Agreement - Page 5
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      "GNA Stock Plans" means GNA's 1990 and 1995 Stock Option Plans and GNA's
1998 Long-Term Incentive Plan.

      "GNA Subsidiaries" means the Subsidiaries of GNA.

      "GNA Subsidiary Securities" has the meaning set forth in Section 4.4.

      "good faith", when used in respect of any action, means that the action was taken with (i) honesty of intention, (ii) freedom from knowledge of circumstances which ought to put the Person taking such action on inquiry or negligence, and (iii) intention to abstain from taking any unconscientious advantage of another.

      "Governmental Authority" means any U.S. federal, state, local, foreign, supernational or supranational court or tribunal, governmental, regulatory or administrative agency, department, bureau, authority, commission or arbitral panel.

      "IRS" means the Internal Revenue Service.

      "KBW" means Keefe, Bruyette & Woods, Inc.

      "Material Activity" has the meaning set forth in Section 6.3(f).

      "NYSE" means the New York Stock Exchange.

      "Permitted Assignee" has the meaning set forth in Section 11.3.

      "Permitted Encumbrances" means (i) liens for Taxes not yet due and payable; (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the obligor; (iii) liens arising in the ordinary course of business incident to the purchase and sale of securities and other investments or the holding thereof by banks, brokerage firms, custodians and intermediaries for the benefit of GNA or its Subsidiaries; (iv) exceptions which do not materially affect the use or occupancy of the real property covered thereby; and (v) such other recorded liens, imperfections in title, charges, easements, restrictions and encumbrances which do not materially affect the use or occupancy of the property.

      "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.

      "Piggyback Registration" has the meaning set forth in Section 6.3(c).

      "Preemptive Notice" has the meaning set forth in Section 6.10.

      "Preemptive Right" has the meaning set forth in Section 6.10.

      "Preferred Stock" means the authorized Preferred Stock, par value $100.00 per share, of GNA.

      "Proceedings" means all complaints, claims, prosecutions, indictments, proceedings, actions, suits, investigations, and inquiries by or before any arbitrator or Governmental Authority, whether civil, criminal, administrative, arbitrative or investigative.

Securities Purchase Agreement - Page 6
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      "Purchase Price" has the meaning set forth in Section 2.2.

      "Registration Expenses" has the meaning set forth in Section 6.3(h).

      "Registration Statement" has the meaning set forth in Section 6.3(d).

      "SAP" means the insurance accounting practices required or permitted by the GNA Applicable Insurance Department applicable to the specified Person(s) consistently applied by such Person(s).

      "SEC" means the Securities and Exchange Commission.

      "Securities" has the meaning set forth in Section 2.1.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series B Shares" means shares of the series of Preferred Stock of GNA to be designated "Series B Convertible Redeemable Preferred Stock" and to have the rights, powers, preferences, qualifications, limitations and restrictions set forth in the Statement of Resolution.

      "Shelf Registration" has the meaning set forth in Section 6.3(a).

      "Statement of Resolution" means a Statement of Resolution to be filed with the Secretary of State of the State of Texas substantially in the form of Exhibit "A" attached hereto to establish and designate the Series B Shares.
-----------

      "Subsidiary" means, with respect to any Person, any corporation or other entity (including partnerships and other business associations) in which the Person directly or indirectly owns at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such corporation or other entity.

      "Survival Date" has the meaning set forth in Section 10.1.

      "Taxes" means all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including without limitation obligations for withholding taxes from payments due or made to any other Person and any interest, penalties or additions to taxes.

      "Tax Returns" means all original and amended returns, declarations, certifications, statements, notices, elections, estimates, reports, claims for refund and information returns relating to or required to be filed or maintained in connection with any Tax, together with all schedules and attachments thereto.

      "Transactions" means the purchase and sale of securities contemplated by this Agreement.

      "Underlying Shares" means, at any time, all shares of Common Stock which may be acquired upon exercise of the Warrant or upon the conversion of Series B Shares and any other Equity Securities issued with respect thereto by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

      "U.S." means the United States of America.

Securities Purchase Agreement - Page 7
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      "Warrant" has the meaning set forth in Section 8.10.


                                   ARTICLE II

                            TERMS OF THE TRANSACTION

     2.1 Agreement to Sell and to Purchase Series B Shares and Warrant. At the Closing and on the terms and subject to the conditions set forth in this Agreement, GNA shall sell and deliver to Buyer, and Buyer shall purchase and accept from GNA, 3,000 Series B Shares and the Warrant (together referred to herein as the "Securities").

     2.2 Purchase Price and Payment. The aggregate purchase price to be paid by Buyer pursuant to this Agreement for the Securities is $3,000,000 (the "Purchase Price"). The Purchase Price shall be paid by Buyer on or before the Closing Date in immediately available funds by confirmed wire transfer to a bank account to be designated by GNA no later than the third Business Day prior to the Closing Date.

                                  ARTICLE III

                            CLOSING AND CLOSING DATE

     The closing of the Transactions (the "Closing") shall take place (i) at the offices of Jackson Walker, L.L.P., 301 Commerce Street, Suite 2400, Fort Worth, Texas at 10:00 a.m., local time, no later than the third Business Day following the satisfaction or waiver (subject to Applicable Law) of each of the conditions to the obligations of the parties set forth in Articles VII and VIII hereof, or
(ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing takes place is herein referred to as the "Closing Date". All Closing transactions shall be deemed to have occurred simultaneously.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF GNA

     GNA represents and warrants to Buyer the following:

     4.1 Organization and Qualification. Each of GNA and the GNA Significant Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate or other power and authority to own all of its properties and assets and to carry on its business as now being conducted. Each of GNA and the GNA Significant Subsidiaries is duly qualified and in good standing to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be in good standing or to be duly qualified would not, individually or in the aggregate, have or reasonably be expected to have a GNA Material Adverse Effect.

     4.2 Capitalization. The authorized capital stock of GNA consists of 250,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the close of business on January 31, 2001 (the "Capitalization Date") and excluding shares of Common Stock subject to the GNA Rights Agreement: 21,169,736 shares of Common Stock were issued and outstanding; no shares of Preferred Stock were outstanding, other than 31,620 Series A Shares; 844,094 shares of Common Stock were held in GNA's

Securities Purchase Agreement - Page 8
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treasury; and there were outstanding GNA Options with respect to 1,772,620 shares of Common Stock. Since the Capitalization Date, except as disclosed in
Section 4.2 of the GNA Disclosure Letter or in the GNA SEC Documents, GNA (i) has not issued any shares of Common Stock other than upon the exercise or vesting of GNA Options outstanding on such date; (ii) has not granted any options or rights to purchase or acquire shares of Common Stock under the GNA Stock Plans or otherwise; and (iii) has not split, combined or reclassified any of its shares of capital stock. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as disclosed in this Section or in Section 4.2 of the GNA Disclosure Letter or the GNA SEC Documents and other than the GNA Rights, there are no outstanding Equity Securities. Except as disclosed in Section 4.2 of the GNA Disclosure Letter, there are no outstanding obligations of GNA or any Subsidiary to repurchase, redeem or otherwise acquire any Equity Securities.

     4.3  Authority Relative to This Agreement.

          (a) GNA has all requisite power and authority to enter into this Agreement and, subject to the GNA Required Consents, to consummate the Transactions. The execution and delivery of this Agreement and the consummation by GNA of the Transactions have been duly authorized by all necessary corporate action on the part of GNA. This Agreement has been duly and validly executed and delivered by GNA and, assuming the due authorization, execution and delivery hereof by Buyer, constitutes the valid and binding obligation of GNA, enforceable against GNA in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

          (b) When issued and delivered pursuant to this Agreement against payment therefor, the Securities will have been duly authorized, issued and delivered and will constitute valid and legally binding obligations of GNA entitled to the benefits provided therein. When issued and delivered pursuant to the Agreement against payment therefor, the Series B Shares will be fully paid and nonassessable. During the period within which the Series B Shares may be converted into Common Stock or the Warrant may be exercised, GNA will at all times have a sufficient number of shares of Common Stock authorized and reserved for the purpose of issue upon conversion of the Series B Shares or exercise of the Warrant. All of the Underlying Shares will, when issued, be validly issued, fully paid and nonassessable. The issuance of the Series B Shares is not, and upon conversion of the Series B Shares or exercise of the Warrant, the issuance of the Underlying Shares will not be, subject to any preemptive or similar rights except those that have not been waived.

     4.4 Subsidiaries. Except as disclosed in Section 4.4 of the GNA Disclosure Letter or in the GNA SEC Documents, GNA Beneficially Owns, directly or indirectly, of record all the outstanding shares of capital stock of each of its Subsidiaries, free and clear of any Encumbrance of any kind, and there are no irrevocable proxies with respect to any such shares. Except as disclosed in this Section or in Section 4.4 of the GNA Disclosure Letter or the GNA SEC Documents, there are no outstanding (i) shares of capital stock or other voting securities of any Subsidiary of GNA; (ii) securities of GNA or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any such Subsidiary; or (iii) options or other rights to acquire from GNA or any of its Subsidiaries, or other obligations of GNA or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of the Subsidiaries of GNA, or to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment

Securities Purchase Agreement - Page 9
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(the items in clauses (i), (ii) and (iii) being referred to collectively as "GNA
Subsidiary Securities"). There are no outstanding obligations of GNA or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding GNA Subsidiary Securities. Except to the extent that any of the GNA Significant Subsidiaries is a "significant subsidiary" as such term is used in Rule 1-02(w) of Regulation S-X as promulgated under the Securities Act, GNA does not have a "significant subsidiary" as such term is used in Rule 1-02(w) of Regulation S-X as promulgated under the Securities Act.

     4.5 Statutory Approvals. Except as disclosed in Section 4.5 of the GNA Disclosure Letter, no declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement by GNA or the consummation by GNA of the Transactions, the failure to obtain, make or give which could reasonably be expected to have a GNA Material Adverse Effect.

     4.6 Non-Contravention. The execution and delivery of this Agreement by GNA do not, and the consummation of the Transactions will not, result in any violation by GNA or any of its Subsidiaries under any provisions of:

          (a) the Articles of Incorporation, Bylaws or similar governing documents of GNA or any of its Subsidiaries;

          (b) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to GNA or any of its Subsidiaries or any of their respective properties or assets; or

          (c) subject to obtaining the Bank One Consent and any third-party consents or other approvals set forth in Section 4.6 of the GNA Disclosure Letter (the "GNA Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which GNA or any of its Subsidiaries is now a party or by which it or any of its properties or assets may be bound or affected;

excluding from the foregoing clauses (b) and (c) such violations as could not,
---------
in the aggregate, reasonably be expected to have a GNA Material Adverse Effect.

     4.7  Authorizations. Except as described in the GNA SEC Documents or
Section 4.7 of the GNA Disclosure Letter, GNA and each of the GNA Insurance Subsidiaries have obtained all licenses, certificates of authority, permits, authorizations, orders and approvals of, and have made all registrations or filings with, all Governmental Authorities as required in connection with the conduct of its business as currently conducted, and with respect to which a failure to so obtain would have a GNA Material Adverse Effect (collectively, the "GNA Authorizations"). All material GNA Authorizations are valid and in full force and effect. Except as would not cause a GNA Material Adverse Effect, no notice that GNA or any of the GNA Insurance Subsidiaries is in material violation of any such GNA Authorization has been received by GNA or any of the GNA Insurance Subsidiaries, or to the knowledge of GNA, recorded or published, and no Proceeding is pending or, to the knowledge of GNA threatened, to revoke or limit any of them such as reasonably would be expected to cause a GNA Material Adverse Effect.

     4.8 Compliance with Laws. Except as set forth in the GNA Disclosure Letter or in the GNA SEC Documents or GNA Financial Statements, and in addition to the representations and warranties contained in Section 4.7 relating to GNA Authorizations, to the knowledge of GNA, GNA and its Subsidiaries are in compliance with all Applicable Laws applicable to GNA and its Subsidiaries the failure

Securities Purchase Agreement - Page 10
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to comply with which, individually or in the aggregate, could reasonably be expected to have a GNA Material Adverse Effect. Furthermore, except as is disclosed in the GNA Disclosure Letter or in the GNA SEC Documents or GNA Financial Statements or as would not cause a GNA Material Adverse Effect, to the knowledge of GNA neither GNA nor any of its Subsidiaries has received any notice alleging material non-compliance with any of the aforementioned Applicable Laws.

     4.9 Statutory Financial Statements. GNA has heretofore made (or will make prior to Closing) available to Buyer copies of the annual statements of the GNA Insurance Subsidiaries as filed with the GNA Applicable Insurance Department (the "GNA Annual Statements") for the years ended December 31, 1997, 1998 and 1999 and copies of the quarterly statements of the GNA Insurance Subsidiaries to the GNA Applicable Insurance Department for the quarters ended March 31, June 30 and September 30, 2000 (the "GNA Quarterly Statements"). The balance sheets of each of the GNA Insurance Subsidiaries as of December 31, 1999, and the related statements of income and cash flow for the year then ended, included in the GNA Annual Statement for the year ended December 31, 1999, were prepared in conformity with SAP, except as otherwise noted therein, for the period covered thereby and fairly present the statutory financial position of such GNA Insurance Subsidiary as at the date thereof and the results of operations and cash flow of such GNA Insurance Subsidiary for the period then ended. The balance sheets of the GNA Insurance Subsidiaries and the related statements of income and cash flow included in the GNA Quarterly Statements were prepared in conformity with SAP applicable to interim financial statements consistently applied during the period involved, except as otherwise noted therein, subject to normal year-end adjustments, and fairly present the statutory financial position of such GNA Insurance Subsidiary as at the dates thereof and the results of operations and cash flow of such GNA Insurance Subsidiary for the periods then ended. Without limiting the generality of the foregoing and subject to the cautionary statements regarding reserves contained under "Item 1.
BUSINESS--Unpaid Claims and Claim Adjustment Expenses" and elsewhere in the GNA 1999 Form 10-K Report, the reserves carried on the GNA Annual Statement for the year ended December 31, 1999 and the GNA Quarterly Statement for the payment of estimated claims and claim adjustment expenses for both reported and unreported claims were (i) reported in accordance with SAP and (ii) believed by GNA to be adequate to cover the amounts GNA expected the GNA Insurance Subsidiaries to pay on incurred claims based on facts and circumstances then known. The admitted assets of each GNA Insurance Subsidiary as determined under Applicable Laws are in an amount at least equal to the minimum amounts required by Applicable Laws.

     4.10 GNA SEC Documents and GNA Financial Statements. Except as set forth in Section 4.10 of the GNA Disclosure Letter or as could not reasonably be expected to have a GNA Material Adverse Effect, GNA and the GNA Insurance Subsidiaries have timely filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since December 31, 1996 with the SEC. GNA has or will have made available to Buyer prior to the Closing copies of each registration statement, offering circular, report, definitive proxy statement or information statement filed by it with the SEC with respect to periods since January 1, 1998 through the date of this Agreement and will promptly provide each such registration statement, offering circular, report, definitive proxy statement or information statement filed or circulated after the date hereof (collectively, the "GNA SEC Documents"), each in the form (including exhibits and any amendments thereto) filed with the SEC.

     As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), and except as set forth in Section 4.10 of the GNA Disclosure Letter, each of the GNA SEC Documents, including the financial statements, exhibits and schedules thereto, filed or circulated prior to the date hereof complied (and each of the GNA SEC Documents filed after the date of this Agreement, will comply) in all material respects as to form with applicable federal securities laws and did

Securities Purchase Agreement - Page 11
not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    Each of GNA's consolidated statements of condition or balance sheets included in or incorporated by reference into the GNA SEC Documents, including the related notes and schedules, fairly presented in accordance with GAAP the consolidated financial position of GNA and its Subsidiaries as of the date of such statement of condition or balance sheet and each of the consolidated statements of income, cash flows and shareholders' equity included in or incorporated by reference into GNA SEC Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the "GNA Financial Statements"), fairly presented the consolidated results of operations, cash flows and shareholders' equity, as the case may be, of GNA and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments and the absence of certain notes), in each case in accordance with GAAP except as may be noted therein or in Section 4.10 of the GNA Disclosure Letter.

     4.11 Investments. Except as disclosed in Section 4.11 of the GNA Disclosure Letter or in the GNA SEC Documents, GNA and each of its Subsidiaries has good and marketable title, free and clear of all Encumbrances other than Permitted Encumbrances, to all of its investment assets reflected in the GNA Quarterly Statement for September 30, 2000, or acquired after September 30, 2000, other than investment assets that (i) have been sold or disposed of in the normal course of business or (ii) have been pledged for the benefit of policyholders in accordance with the requirements of state Governmental Authorities. All such investments of the GNA Insurance Subsidiaries are properly treated and valued as admitted assets in accordance with the regulations of the GNA Applicable Insurance Department and the National Association of Insurance Commissioners.

     4.12 Absence of Changes. Except as contemplated by this Agreement or as set forth in the GNA Disclosure Letter, the GNA SEC Documents or the GNA Financial Statements, since September 30, 2000, the GNA Business has been operated in the ordinary and usual course and neither GNA nor any of any of its Subsidiaries has entered into any agreement that would require GNA or any of its Subsidiaries to operate the GNA Business other than in the ordinary and usual course.

      4.13 No Undisclosed Liabilities. To the knowledge of GNA, none of GNA or any of its Subsidiaries has any liabilities or obligations except (i) as and to the extent set forth or contemplated in the GNA SEC Documents or GNA Financial Statements, (ii) liabilities and obligations incurred in the ordinary course of business, (iii) as would not have a GNA Material Adverse Effect or (iv) as set forth in the GNA Disclosure Letter.

      4.14 Litigation. Except as set forth in the GNA SEC Documents, GNA Financial Statements, or Section 4.14 of the GNA Disclosure Letter, there are no Proceedings pending or, to the knowledge of GNA, threatened, against GNA or any of its Subsidiaries, which (i) have, or, if adversely determined, could reasonably be expected to have a GNA Material Adverse Effect or (ii) seek specifically to prevent, restrict or delay consummation of the Transactions or fulfillment of any of the conditions of this Agreement. Except as set forth in the GNA SEC Documents or GNA Financial Statements or Section 4.14 of the GNA Disclosure Letter, there are no orders, writs, injunctions, judgments, and decrees of any Governmental Authority outstanding against GNA or any of its Subsidiaries, except for such orders, writs, injunctions, judgments and decrees as could not individually or in the aggregate reasonably be expected to have a GNA Material Adverse Effect. Except for regular periodic assessments in the ordinary course of business or

Securities Purchase Agreement - Page 12
assessments based on developments which are publicly known within the insurance industry, to the knowledge of GNA, no claim or assessment is pending or threatened against any GNA Insurance Subsidiary by (i) any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers or (ii) any assigned risk plan or other involuntary market plan which if determined adversely could, individually or in the aggregate, be reasonably expected to result in a cost to GNA or any of its Subsidiaries of an amount in excess of $500,000, which in either case individually or in the aggregate could reasonably be expected to have a GNA Material Adverse Effect.

     4.15 Insurance Business. All policies of insurance issued by the GNA Insurance Subsidiaries and in force on the date hereof are, and on the Closing Date will be, to the extent required by applicable law, in all material respects on forms approved by applicable insurance regulatory authorities or which have been filed with and not objected to by such authorities within the period provided for such objection, except as could not reasonably be expected to have a GNA Material Adverse Effect. Any premium rates required to be filed with or approved by insurance regulatory authorities have been so filed or approved and the premiums charged conform thereto in all material respects, except as could not reasonably be expected to have a GNA Material Adverse Effect.

     4.16 Regulatory Filings. GNA has heretofore made (or will make prior to Closing) available to Buyer all material registrations, filings or submissions (other than policy filings or rate filings) made by or on behalf of GNA or any of the GNA Insurance Subsidiaries with or to any insurance regulatory authority and all reports of examination issued by any insurance regulatory authority since January 1, 1998. Except as disclosed in Section 4.16 of the GNA Disclosure Letter, GNA and the GNA Insurance Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed with any Governmental Authority, except with respect to which the failure to file individually or in the aggregate does not adversely affect their respective licenses or authority as an insurance company in any jurisdiction or does not otherwise have a GNA Material Adverse Effect. All such registrations, filings and submissions were in material compliance with applicable law when filed, and no material deficiencies have been asserted with respect thereto.

     4.17  Reinsurance, Coinsurance and Underwriting Management.

           (a) Section 4.17 of the GNA Disclosure Letter contains a list of all material coinsurance, reinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance treaties or agreements to which GNA or any GNA Subsidiary is a party or beneficiary and which are or were in force at any time after December 31, 1999. All such treaties or agreements are in full force and effect and, except as set forth in
Section 4.17 of the GNA Disclosure Letter or in the GNA SEC Documents or the GNA Financial Statements, GNA has no knowledge that any such treaties will not be renewed on acceptable terms that are at least as favorable to GNA as the terms as they exist on the date of this Agreement. None of the GNA Insurance Subsidiaries, nor to the knowledge of GNA, any other party thereto, is in default as to any provision thereof, and no such treaty or agreement contains any provision to the effect that the other party thereto may terminate the treaty or agreement by reason of the Transactions. To the knowledge of GNA, except as set forth in Section 4.17 of the GNA Disclosure Letter, there is no reason to believe that the financial condition of any other party to any such treaty or agreement is impaired such that a default thereunder may reasonably be anticipated.

           (b) Section 4.17 of the GNA Disclosure Letter contains a list of all material agreements to which GNA or any of its Subsidiaries is or was a party pursuant to which GNA or any of its Subsidiaries served or serves as, or received or receives services from, a managing general agent or underwriting manager or pursuant to which any of them continues to be obligated to provide any services. All such material

Securities Purchase Agreement - Page 13
agreements are in full force and effect and except as set forth in Section 4.17 of the GNA Disclosure Letter or in the GNA SEC Documents or GNA Financial Statements, GNA has no knowledge that any other party to any such agreements intends to terminate or does not intend to renew such agreements on substantially the same terms as presently exist, except those agreements which have terminated but for which GNA or any of its Subsidiaries maintains servicing obligations. Neither GNA nor any of its Subsidiaries, nor to the knowledge of GNA, any other party thereto, is in default as to any provision thereof, and no such agreement contains any provision to the effect that the other party thereto may terminate the agreement by reason of the Transactions. To the knowledge of GNA, except as set forth in Section 4.17 of the GNA Disclosure Letter, there is no reason to believe that the financial condition of any other party to any such agreement is impaired such that a default thereunder may reasonably be anticipated.

     4.18  Labor Matters.

           (a) There are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees of GNA or its Subsidiaries.

           (b) Except as set forth in Section 4.18 of the GNA Disclosure Letter or in the GNA SEC Documents or GNA Financial Statements, there are no controversies pending or, to the knowledge of GNA, threatened between GNA or any of its Subsidiaries and any of its employees, except as could not be reasonably be expected to have a GNA Material Adverse Effect.

     4.19 Environmental Compliance. Except as disclosed in Section 4.19 of the GNA Disclosure Letter or in the GNA SEC Documents, to the knowledge of GNA, (i) the assets, properties, businesses and operations of GNA and its Subsidiaries are in compliance with applicable Environmental Laws, except for such instances of non-compliance as would not individually or in the aggregate have a GNA Material Adverse Effect; (ii) GNA and its Subsidiaries have obtained and, as currently operating are in compliance with, all permits necessary for any Environmental Law for the conduct of the business and operations of GNA and its Subsidiaries in the manner now conducted, except for such instances of non-compliance as would not individually or in the aggregate have a GNA Material Adverse Effect; and (iii) neither GNA nor any of its Subsidiaries nor any of their respective assets, properties, businesses or operations has received or is subject to any outstanding order, decree, judgment, complaint, agreement, claim, citation, notice, or proceeding indicating that GNA or any of its Subsidiaries is or may be liable for (A) a violation of any Environmental Law or (B) any Environmental Liabilities and Costs, except, in each case, for such liabilities as would not individually or in the aggregate have a GNA Material Adverse Effect.

     4.20  Employee Benefit Plans.

           (a) Section 4.20(a) of the GNA Disclosure Letter includes a complete list of all material employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, sponsored or maintained by GNA or its Subsidiaries or to which GNA or its Subsidiaries contribute or are obligated to contribute (collectively, "GNA Employee Benefit Plans"). "GNA Employee Benefit Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of
Section 3(2) of ERISA. Except as set forth in Section 4.20(a) of the GNA Disclosure Letter, GNA or its Subsidiaries may amend or terminate any GNA Employee Benefit Plan without incurring any material liability thereunder.

Securities Purchase Agreement - Page 14

           (b) With respect to each GNA Employee Benefit Plan, there has been made (or will be made prior to the Closing) available to Buyer a true, correct and complete copy of: (i) all plan documents, trust agreements, and insurance contracts and other agreements relating to funding vehicles; (ii) the three most recent annual reports on Form 5500 and accompanying schedules, if any, filed with the IRS; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any, filed with the IRS; and (v) the most recent determination letter, if any, issued by the IRS. All financial statements for each GNA Employee Benefit Plan have been prepared in all material respects in compliance with applicable regulations under ERISA.

           (c) All GNA Employee Benefit Plans which are "employee benefit plans," as defined in Section 3(3) of ERISA, in all material respects are in compliance with and have been administered in compliance with all applicable requirements of law, including the Code and ERISA, and all unpaid contributions required to be made to each such plan under the terms of such plan, ERISA or the Code as of the date hereof have been fully reflected in the appropriate GNA Financial Statements except where the failure to do so could not reasonably be expected to have a GNA Material Adverse Effect. There is no lien arising under ERISA against any of the assets of GNA or any of its Subsidiaries. There are no threatened or pending claims by or on behalf of the GNA Employee Benefit Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of GNA, its officers or directors, or such GNA Employee Benefit Plans under ERISA or any other Applicable Law, and to the knowledge of GNA, there is no basis for any such claim.

           (d) Section 4.20(d) of the GNA Disclosure Letter identifies each GNA Employee Benefit Plan that is intended to be a "qualified plan" satisfying the requirements of Section 401(a) of the Code (a "GNA Pension Plan"). A favorable IRS determination letter as to the qualification of each GNA Pension Plan under
Section 401(a) of the Code has been issued and remains in effect and the related trust has been determined to be exempt from taxation under Section 501(a) of the Code and any amendment made or event relating to such GNA Pension Plan subsequent to the date of such determination letter has not adversely affected the qualified status of such GNA Pension Plan. No issue concerning qualification of any GNA Pension Plan is pending before or, to the knowledge of GNA, threatened by, the IRS. Each GNA Pension Plan has been administered in accordance with its terms, except for those terms which are inconsistent with the changes required by the Code and any regulations and rulings promulgated thereunder for which changes are not yet required to be made, in which case each GNA Pension Plan has been administered in accordance with the provisions of the Code and such regulations and rulings, and neither GNA and its Subsidiaries, nor any fiduciary of any GNA Pension Plan has done anything which would adversely affect the qualified status of any GNA Pension Plan or related trust. GNA and its Subsidiaries have performed all obligations required to be performed by them under, and are not in default under or in violation of, the terms of any of the GNA Employee Benefit Plans in any manner that could reasonably be expected to have a GNA Material Adverse Effect. None of GNA or its Subsidiaries or any other "disqualified person" (as defined in Section 4975 of the Code) or "party-in-interest" (as defined in Section 3(14) of ERISA) has engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any GNA Employee Benefit Plan (or its related trust), GNA or its Subsidiaries or any officer, director or employee of GNA or its Subsidiaries to the tax or penalty imposed under Section 4975 of the Code or
Section 502(i) of ERISA; and, to the knowledge of GNA, all "fiduciaries," as defined in Section 3(21) of ERISA, with respect to the GNA Employee Benefit Plans have complied in all material respects with the requirements of Section 404 of ERISA.

           (e) None of the GNA Employee Benefit Plans is subject to Section 412 of the Code. None of GNA, its Subsidiaries or ERISA Affiliates maintains, or has any liability with respect to, a GNA Pension Plan that is subject to Title IV of ERISA.

Securities Purchase Agreement - Page 15

           (f) GNA and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA, and at no expense to GNA or its Subsidiaries.

     4.21 Tax Matters. GNA and each of its Subsidiaries has filed all Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, except for such failures to file as would not individually or in the aggregate have a GNA Material Adverse Effect. GNA and each of its Subsidiaries has paid (or GNA has paid on its behalf) or made provision for all Taxes shown as due on such Tax Returns. The most recent financial statements contained in the GNA SEC Documents reflect adequate reserves for all Taxes payable by GNA and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements. To the knowledge of GNA, no material deficiencies or adjustments exist or have been asserted with respect to Taxes of GNA or any of its Subsidiaries and neither GNA nor any of its Subsidiaries has received notice that it has not filed a Tax Return or paid any Taxes required to be filed or paid which could reasonably be expected to have a GNA Material Adverse Effect. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of GNA or any of its Subsidiaries is currently in process or pending, except as disclosed in Section
4.21 of the GNA Disclosure Letter. No waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of GNA or any of its Subsidiaries is in effect.

     4.22 Brokers. Except for KBW (the expenses of which shall be borne by GNA), no broker, finder, or other investment banker or other Person is or will be entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the Transactions based upon agreements made by or on behalf of GNA or any of its Subsidiaries.

     4.23 Prior Private Offerings. Since December 31, 1996: (i) all securities offered or sold by GNA which were not registered pursuant to the Securities Act and applicable state securities laws, were offered or sold pursuant to valid exemptions from the Securities Act and applicable state securities laws and (ii) no private offering memorandum or other information furnished (whether in writing or orally) to any offeree or purchaser of such securities, at the time of delivery of such private offering memorandum or other information, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     4.24 Private Offering of the Securities. GNA has not offered, and will not offer, the Securities or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any person so as to bring the issuance and sale of the Securities within the provisions of Section 5 of the Securities Act.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to GNA that:

     5.1 Organization and Qualification. Buyer is a resident of the State of Texas and has the power and authority to own all of his properties and assets and to carry on his business as now being

Securities Purchase Agreement - Page 16
conducted. Buyer is duly qualified and in good standing to transact business in each jurisdiction in which the property owned, leased or operated by him or the nature of the business conducted by him makes such qualification necessary, except where the failure to be in good standing or to be duly qualified would not, individually or in the aggregate, have or reasonably be expected to have a Buyer Material Adverse Effect.

     5.2 Authority Relative to This Agreement. Buyer has all requisite power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation by Buyer of the Transactions have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery hereof by GNA, constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

     5.3 Statutory Approvals. Except for filings with the GNA Applicable Insurance Departments, no declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the Transactions, the failure to obtain, make or give which could reasonably be expected to have a Buyer Material Adverse Effect.

     5.4 Non-Contravention. The execution and delivery of this Agreement by Buyer does not, and the consummation of the Transactions will not, result in any violation by Buyer under any provisions of:

          (i) the partnership agreement or similar governing documents of Buyer;

          (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Buyer or any of his properties or assets; or

          (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Buyer is now a party or by which he or any of his properties or assets may be bound or affected;

excluding from the foregoing clauses (ii) and (iii) such violations as could
---------
not, in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

     5.5 No Other Shares. Except for such rights as may be conferred on Buyer by this Agreement and the Warrant, as of the date hereof, the Buyer Group does not Beneficially Own, directly or indirectly, any Common Stock or Common Stock Equivalents.

     5.6 Litigation. There is no Proceeding pending, or to the knowledge of Buyer, threatened against Buyer that questions the validity of this Agreement or any action to be taken by Buyer in connection with this Agreement.

     5.7 Brokers. Except for KBW (the expenses of which will be borne by GNA), all negotiations relative to this Agreement and the Transactions have been carried out by Buyer directly with GNA, without the intervention of any Person on behalf of Buyer or his Affiliates in such manner as to give rise to any valid

Securities Purchase Agreement - Page 17
claim by any Person against Buyer, GNA, any Subsidiary, or any of their Affiliates for a finder's fee, brokerage commission, or similar payment.

     5.8  Securities Matters.

     (a) Buyer understands and acknowledges that the Securities have not been registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.

     (b) Buyer is an "accredited investor" (as defined in Rule 501(a) of the Regulation D under the Securities Act).

     (c) Buyer (i) has knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of purchasing the Securities and (ii) is able to bear the economic risk of an investment in the Securities for an indefinite period of time, including the risk of a complete loss of any such investment.

     (d) Buyer is acquiring the Securities for his own account for investment purposes and not with a view to, or for offer or sale for GNA in connection with, the distribution or resale thereof.

     (e) Buyer understands and agrees that the Securities are being sold in a transaction not involving any public offering within the meaning of the Securities Act, and that the Securities may not be offered, sold, or otherwise transferred to, or for the account or benefit of, any Person except as permitted in the following sentence. Buyer agrees, on his own behalf and on behalf of any accounts for which Buyer is acting, that if Buyer should sell or otherwise transfer any Securities, he will do so only (i) pursuant to an exemption from the registration requirements of the Securities Act (if available) or if the Securities Act does not apply or (ii) pursuant to an effective registration statement under the Securities Act, and Buyer further agrees to provide to any Person purchasing any of the Securities from him a notice advising such purchaser that resales of the Securities are restricted as stated herein.

     (f) Buyer understands that the certificates for the Securities purchased pursuant to this Agreement will bear a legend substantially to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN PURCHASED PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 26, 2001, BETWEEN GAINSCO, INC. AND ROBERT W. STALLINGS. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

     5.9 Financing. Buyer has available to him, and on the Closing Date will have, all financial resources necessary to consummate the Transactions, including, without limitation, the payment of the Purchase Price to GNA.

Securities Purchase Agreement - Page 18

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

      6.1 Public Announcements. Except as may be required by Applicable Law or by the rules of any national securities exchange, neither Buyer, on the one hand, nor GNA, on the other, shall issue any press release or make any public announcement with respect to this Agreement or the Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld under the circumstances). Any such press release or public announcement required by Applicable Law or by the rules of any national securities exchange shall only be made after reasonable notice to the other party.

      6.2 NYSE Listing. In the event that GNA shall not have complied with the condition set forth in Section 8.6 prior to the Closing Date, GNA shall use its reasonable best efforts to cause the Underlying Shares to be approved for listing on the NYSE, subject to official notice of issuance by, or as soon as practicable after, the Closing Date.

      6.3 Registration Rights.

      (a) Shelf Registration. On or as soon as practicable after the first anniversary of the date of this Agreement, GNA shall file a shelf registration under the Securities Act with respect to the public distribution of the Underlying Shares (the "Shelf Registration") and cause such registration statement to become effective as promptly as possible and remain continually effective; provided that Buyer shall have the right to waive or postpone the
           --------
requirement that such Shelf Registration be effected or continued. The obligation to file or maintain the effectiveness of such Shelf Registration shall expire at such time as members of the Buyer Group do not Beneficially Own in the aggregate more than 5% of the Fully-Diluted Common Stock and none of them is an Affiliate of GNA. It is specifically agreed that the Shelf Registration rights set forth in this subsection (a) shall be assignable to any transferee of Underlying Shares who is a member of the Buyer Group, but not otherwise.

      (b) Demand Registration. Commencing on the first anniversary of the date of this Agreement and continuing until Buyer or members of the Buyer Group do not Beneficially Own more than 5% of the Fully-Diluted Common Stock and none of them is an Affiliate of GNA, Buyer shall have the right to require GNA, through written notice delivered to GNA, to prepare and file one registration statement under the Securities Act with respect to an underwritten public offering of the Underlying Shares (the "Demand Registration") and cause such registration statement to become effective as promptly as possible. It is specifically agreed that the Demand Registration rights set forth in this subsection (b) shall be assignable to any transferee of Underlying Shares who is a member of the Buyer Group, but not otherwise; provided, however, that only Buyer, or such
                                    --------  -------
Person duly designated by Buyer by written notice to GNA as Buyer's agent or successor (the "Buyer Representative") for the purposes of the giving and receipt of demands, requests and other communications pursuant to Section 6.3, shall be entitled to request GNA to effect the Demand Registration.

      (c) Piggyback Registrations. Commencing on the first anniversary of the date of this Agreement and continuing until members of the Buyer Group do not Beneficially Own more than 5% of the Fully-Diluted Common Stock and no member of the Buyer Group is an Affiliate of GNA, whenever GNA proposes to register an offering of any of its Common Stock under the Securities Act other than (i) under employee compensation or benefit programs or otherwise on Form S-8 or an equivalent form, (ii) an


Securities Purchase Agreement - Page 19
exchange offer or an offering of securities solely to the existing shareholders or employees of GNA or to the existing shareholders of another company in connection with a merger or acquisition or otherwise on Form S-4 or an equivalent form or (iii) a secondary registration solely on behalf of holders of securities of GNA, and the registration form to be used may be used for the registration of the Underlying Shares, GNA will give prompt notice to Buyer of its intention to effect such a registration and will include in such registration and offering all Underlying Shares which are then owned by Buyer and with respect to which GNA has received written requests for inclusion therein within 20 days after the receipt of GNA's notice (a "Piggyback Registration"). GNA shall use reasonable efforts to cause the managing underwriters of a proposed underwritten offering to permit the Underlying Shares then owned by Buyer which have been requested to be included in the registration statement (or registration statements) for such offering to be included therein and in the prospectus used in connection therewith on the same terms and conditions as are provided for therein for Persons other than Buyer. Notwithstanding the foregoing, if GNA gives notice of such a proposed registration, the total number of Underlying Shares which shall be included in such registration shall be reduced pro rata to such number, if any, as in the reasonable opinion of the managing underwriters of such offering would not adversely affect the marketability or offering price of all of the securities proposed to be offered by GNA in such offering; provided, however, that to the
                                                --------  -------
extent not prohibited by any registration rights agreements existing as of the date hereof, the securities to be included in the registration statement (or registration statements) for any Person other than Buyer, GMSP and GNA shall be first reduced prior to any such pro rata reduction. It is specifically agreed that the Piggyback Registration rights set forth in this subsection (c) shall not be assignable to any transferee of Underlying Shares other than members of the Buyer Group who own more than 3% of the Underlying Shares; provided,
                                                               --------
however, that no member of the Buyer Group (other than Buyer or the Buyer
-------
Representative) shall be entitled to receive or make notices under this Section 6.3(c); provided, further, that, for purposes of this Section 6.3(c) only, all
        --------  -------
notices delivered to Buyer or the Buyer Representative shall be deemed to have been given to all members of the Buyer Group and all notices delivered to GNA by Buyer or the Buyer Representative shall be deemed to have been given by the members of the Buyer Group, to the extent explicitly specified in such notice.

      (d) Registration Procedures. With respect to each registration statement filed in accordance with this Section 6.3 (the "Registration Statement"), GNA shall:

          (i) cause the Registration Statement and the related prospectus and any amendment or supplement (A) to comply in all material respects with the applicable requirements of the Securities Act and under the rules and regulations promulgated thereunder and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective on a continual basis for so long as Buyer Beneficially Owns more than 5% of the Fully-Diluted Common Stock or is an Affiliate of GNA (or until the earlier distribution of all the Underlying Shares of Buyer included in the Registration Statement); provided that, GNA shall not be required to
                              --------
     maintain the effectiveness of any Registration Statement filed for a Piggyback Registration for more than 90 days;

          (iii) furnish, upon written request, to Buyer a copy of any amendment or supplement to the Registration Statement or prospectus prior to filing it after effectiveness and not file any such amendment or supplement to which Buyer shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations promulgated thereunder;


Securities Purchase Agreement - Page 20

          (iv) furnish to Buyer such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus used in connection therewith (including, without limitation, each preliminary prospectus and final prospectus) and such other document as Buyer may reasonably request in order to facilitate the disposition of the Underlying Shares owned by Buyer;

          (v) use its best efforts to register or qualify all Underlying Shares covered by the Registration Statement under such other securities or blue sky laws of the states of the United States as may be required for the issuance and sale of the Underlying Shares, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect, except that GNA shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 6.3, be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (vi) prior to any sale of the Underlying Shares effected on the NYSE, deliver to the NYSE copies of the prospectus to be used in connection with the offering to be conducted pursuant to the Registration Statement;

          (vii) upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes or in the judgment of GNA may include an untrue statement of a material fact or omits or may omit to state any material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in the light of the circumstances in which they were made, which circumstance requires amendment of the Registration Statement or supplementation of the prospectus, prepare and file as promptly as reasonably possible a supplement to or an amendment of such prospectus as may be necessary so that, as when delivered (if required by the Securities Act) to a purchaser of Underlying Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in the light of the circumstances in which they were made;

          (viii) otherwise use its best efforts to comply with all applicable rules and regulations under the Securities Act and, in its discretion, to make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (ix) provide and cause to be maintained a transfer agent and registrar for all Underlying Shares covered by the Registration Statement from and after a date not later than the effective date of the Registration Statement;

          (x) after any sale of the Underlying Shares pursuant to this Section
     6.3 to the extent not needed to comply with Applicable Law, cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to the Underlying Shares;

          (xi) enter into such customary agreements (including, without limitation, underwriting agreements in customary form, substance, and scope) and take all such other actions as Buyer or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Series B Shares;




Securities Purchase Agreement - Page 21

          (xii) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in the Registration Statement for sale in any jurisdiction, GNA will use its best efforts promptly to obtain the withdrawal of such order; and

          (xiii) use its best efforts to cause such Underlying Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the disposition of such Series B Shares.

     (e) Obligations of Buyer. Buyer shall furnish to GNA such information regarding Buyer as GNA may from time to time reasonably request in writing (and will notify GNA of any changes in such information) and as shall be required by the Securities Act in connection with such registration. Buyer shall enter into such customary agreements (including, without limitation, underwriting agreements, custody agreements and powers of attorney in customary form, substance and scope) and take all such other actions as GNA or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Underlying Shares.

     (f) Delay of Sales. During any period in which GNA is required to file or maintain the effectiveness of a Registration Statement for the Underlying Shares pursuant to this Section 6.3, GNA shall have the right exercisable on no more than one occasion during any twelve month period), upon giving notice to Buyer of the exercise of such right, to postpone the filing or suspend the availability of the Registration Statement, or require Buyer not to sell any Underlying Shares pursuant to the Registration Statement, for a period of time GNA deems reasonably necessary, which time shall be specified in such notice but in no event longer than a period of 90 days, if (i) GNA is engaged in an offering of shares by GNA for its own account or is engaged in or proposes to engage in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divestiture, tender offer, financing or other transaction, or there is an event or state of facts relating to GNA, in each case which is material to GNA (any such negotiation, step, event or state of facts being herein called a "Material Activity"), (ii) such Material Activity would, in the opinion of counsel for GNA, require disclosure so as to permit the Underlying Shares to be sold in compliance with Applicable Law, and
(iii) such disclosure would, in the reasonable judgment of GNA, be adverse to its interests. GNA shall have no obligation to include in any notice contemplated by this subsection (e) any reference to or description of the facts based upon which GNA is delivering such notice.

     (g)  Indemnification.

          (i) GNA shall indemnify and hold harmless Buyer, members of the Buyer Group and each other Person, if any, who controls Buyer within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses (including reasonable fees and expenses of counsel), joint or several, to which Buyer or any such Affiliate or controlling Person may become subject under the Securities Act or otherwise in connection with or as a result of a sale by Buyer of the Underlying Shares, insofar as such losses, claims, damages, liabilities or expenses (or related actions or proceedings) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or any document incorporated by reference in the Registration Statement, or (ii) any omission or alleged omission to state in any such document a material fact required to be stated in any such document or necessary to make the statements in any


Securities Purchase Agreement - Page 22
     such document not misleading, and GNA will reimburse such member and each such Affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or expense (or action or proceeding in respect of any such loss, claim, damage, liability or expense) which arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement other than in reliance upon and in conformity with written information furnished to GNA by Buyer or any such Affiliate or controlling Person for use in the preparation of the Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Buyer or any such Affiliate or controlling Person.

          (ii) Buyer shall indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (i) of this subsection (f)) GNA, each director of GNA, each officer of GNA who shall sign the Registration Statement and each other Person, if any, who controls GNA within the meaning of the Securities Act, with respect to any untrue statement in or omission from the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement, but only to the extent that such statement or omission was made in direct reliance upon and in conformity with written information furnished to GNA by any member of the Buyer Group for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of GNA or any such director, officer or controlling Person.

          (iii) Indemnification under this Section 6.3 shall be made as set forth in Article X hereof.

     (h) Registration Expenses. All expenses incident to GNA's registration of the Underlying Shares pursuant to the provisions of this Section 6.3, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing and engraving expenses, messenger and delivery expenses and fees and disbursements of counsel for GNA and all independent certified public accountants, underwriters (excluding underwriting discounts and any selling commissions) and any Persons retained by GNA (all such expenses being herein called "Registration Expenses") will be paid by GNA, provided, that all expenses incurred by Buyer to retain any counsel,
        --------
accountant or other advisor, will not be deemed to be Registration Expenses and will be paid by Buyer. The underwriting discounts or commissions and any selling commissions together with any stock transfer or similar taxes attributable to sales of the Underlying Shares will be paid by Buyer.



     6.4 Board Representation.

     (a) Upon the Closing, the current Board shall elect Buyer to the Board as Non-Executive Vice Chairman of the Board.

     (b) As long as members of the Buyer Group continue to Beneficially Own not less than 50% of the Securities (or the Underlying Shares) purchased by Buyer pursuant to this Agreement, GNA will continue to nominate Buyer on each subsequent date for re-nomination of Buyer and will use its reasonable best efforts to cause Buyer to be elected to the Board.



Securities Purchase Agreement - Page 23

     (c) In the event that the conditions of Section 6.4(b) are no longer satisfied, GNA will cease to have any obligation to nominate Buyer for election to the Board or to take any action to cause Buyer to be elected to the Board.

     6.5 Fees and Expenses at Closing. At the Closing and subject to the consummation of the Transactions, GNA shall pay Buyer (i) a financing fee equal to two percent (2%) of the Purchase Price plus (ii) an amount (not to exceed $40,000) equal to the reasonable documented fees and expenses (including fees and expenses of counsel, accountants and other third party consultants) incurred by Buyer in connection with the negotiation and execution of this Agreement and the consummation of the Transaction.

     6.6 Restrictions on Transfers.

     (a) Restrictions on Transfer of Series B Shares or Warrant. Subject to the provisions of subsection (b), and without having obtained the prior written consent of GNA, Buyer shall not:

          (i) sell or transfer any of the Series B Shares or Warrant to any other Person at any time (except that Buyer may sell or transfer the Series B Shares or the Warrant for tax reasons after the first anniversary of the Closing Date); and

          (ii) following the first anniversary of the Closing Date, sell or transfer Underlying Shares to any Person who is not a member of the Buyer Group other than pursuant to a registered public distribution or Rule 144 promulgated under the Securities Act, provided, that, to Buyer's knowledge
                                           --------
     and as a result of any transaction(s), (x) no more than 3.5% of the Fully-Diluted Common Stock is sold to any Person (other than an underwriter in a firm commitment underwriting) or its Affiliates or Associates, or any "group" as such term is defined in Rule 13d-5(b)(1) under the Exchange Act, and (y) neither the purchaser of the Securities or any of its Affiliates or Associates has filed, or after the transaction will be obligated to file, a
     Schedule 13D or G in respect of the Common Stock.

     (b) Exceptions to Transfer Restrictions. Notwithstanding subsection (a), Buyer may sell or transfer (x) any of the Series B Shares, Warrant or Underlying Shares to any Person pursuant to, as a result of, or in connection with (i) a tender offer or an exchange offer approved by the Board or (ii) the consummation of a merger or other business combination transaction with a previously unaffiliated entity in which GNA is not the surviving or acquiring entity, and
(y) any of the Underlying Shares to members of the Buyer Group, provided that no such sale or transfer to or among members of the Buyer Group shall be effective unless and until any transferee who is not already a party to this Agreement (and such transferee's spouse, if applicable) shall execute and deliver to Buyer an agreement in which such transferee (and such transferee's spouse, if applicable) agrees to be bound by this Agreement and to observe and comply with this Agreement and with all of the obligations and restrictions imposed on Buyer hereby.

     6.7 Delivery of Information. GNA will deliver to Buyer promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K or 10-Q (or their equivalents) which GNA shall have filed with the SEC or any similar reports filed with any state securities commission or office.

     6.8 Rule 144 and Rule 144A Information. With a view to making available to Buyer the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Buyer to sell Common Stock of GNA to the public without registration, GNA agrees to:


Securities Purchase Agreement - Page 24

          (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144;

          (ii) file with the SEC in a timely manner all reports and other documents required of GNA under the Securities Act and the Exchange Act;

          (iii) furnish to Buyer forthwith upon request (A) a written statement by GNA that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of GNA and such other reports and documents so filed by GNA under the Securities Act and the Exchange Act and (C) such other information as may be reasonably requested by Buyer in availing itself of any rule or regulation of the SEC which permits the selling of any such securities without registration;

          (iv) comply with all rules and regulations of the SEC applicable to GNA in connection with use of Rule 144A (or any successor thereto); and

          (v) within five business days of GNA's receipt of a request made by, or on behalf of, any prospective transferee of who is a Qualified Institutional Buyer (as defined in Rule 144A) and would be purchasing Common Stock of GNA in reliance upon Rule 144A), provide to such prospective transferee copies of annual audited and quarterly unaudited financial statements of GNA for it to comply with Rule 144A.

     6.9 Standstill.

     (a) General. Buyer agrees that it will not, and it will cause the other members of the Buyer Group not to, purchase or otherwise acquire additional shares of Common Stock if thereafter the Buyer Group would collectively Beneficially Own more than 8% of the Fully-Diluted Common Stock, based on the amount of Fully-Diluted Common Stock set forth in the most recent report containing such information filed by GNA with the SEC at the time such measurement takes place; provided, however, that the Buyer Group shall not be
                         --------  -------
deemed to own more than 8% of the Fully-Diluted Common Stock solely by reason of
(i) GNA's purchase of any Common Stock unless thereafter members of the Buyer Group purchase any additional shares of Common Stock (excluding any acquisition of Underlying Shares upon conversion of the Series B Shares or exercise of the Warrant, which shall not be restricted hereunder, or the exercise of Buyer's Preemptive Right pursuant to Section 6.10) or (ii) the acquisition after the date of this Agreement of Common Stock by Buyer pursuant to any of the GNA Stock Plans.

     (b) Additional Standstill Obligations. Buyer further agrees that it will not, and it will cause the other members of the Buyer Group (excluding Buyer acting in his capacity as a member of the Board in the deliberations of, or pursuant to the authorization of, the Board) not to, without the prior written consent of the Board, (i) effect or cause to be effected any (A) "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) with respect to GNA or any action resulting in such Person becoming a "participant" in any "election contest" (as such terms are used in the proxy rules of the SEC) with respect to GNA, or (B) any tender or exchange offer or offer for a merger, consolidation, share exchange or business combination involving GNA or substantially all of its assets, or (ii) propose any matter for submission to a vote of the shareholders of GNA.

     (c) Expanded Buyer Group. For purposes of this Section 6.9 only, the term "Buyer Group" shall be deemed to include all Persons that, together with Buyer or one or more of any Affiliate, Associate or employee of Buyer, would constitute a "group" within the meaning of Section 13(d) of the Exchange Act


Securities Purchase Agreement - Page 25
that would be required to file a Schedule 13D or 13G with respect to its Beneficial Ownership of Common Stock.

     6.10 Participation in Subsequent Private Placements. Until such time as Buyer and its Affiliates no longer beneficially own in the aggregate not less than 50% of the Securities (or the Underlying Shares) purchased by Buyer pursuant to this Agreement, in the event that GNA desires to issue any Equity Securities for cash in a private placement transaction (other than in connection with a business combination transaction or pursuant to employee or director stock option agreements or any other employee benefit plan approved by GNA's shareholders), GNA shall, prior to such issuance, provide written notice to Buyer describing the Equity Securities to be issued, the potential purchasers thereof, if specifically known, and the consideration to be received therefrom (a "Preemptive Notice"). Buyer shall have the right, during the 10 Business Days following receipt of the Preemptive Notice, to elect to subscribe for and purchase (the "Preemptive Right") at the same price, and on such other terms and conditions as are set forth in the Preemptive Notice, such number of shares of Equity Securities (in GNA's sole discretion either as a portion of or in addition to the Equity Securities covered by the Preemptive Notice) as may be required to cause Buyer to Beneficially Own the same percentage of the Fully-Diluted Common Stock immediately following such issuance as Buyer Beneficially owned on the date of the Preemptive Notice.

     6.11 Amendment of GNA Disclosure Letter. GNA agrees that, with respect to the representations and warranties of GNA contained in this Agreement, GNA shall have the continuing right until the Closing to supplement or amend promptly the GNA Disclosure Letter with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the GNA Disclosure Letter. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 7.1 and 8.1 have been fulfilled, the GNA Disclosure Letter shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the Closing shall occur, then all matters disclosed
--------  -------
pursuant to any such supplement or amendment at or prior to the Closing shall be waived and Buyer shall not be entitled to make a claim thereon pursuant to the terms of this Agreement.

     6.12 Access to Information.  Between the date hereof and the Closing, GNA
(i) shall give Buyer and its authorized representatives reasonable access to GNA's employees, offices and other facilities, and all books and records of GNA and the Subsidiaries, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require to verify the accuracy of any representation or warranty contained in Article IV, and (iii) shall cause GNA's officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to GNA and the Subsidiaries as Buyer may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of GNA contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; and provided further that GNA shall have the right to have a representative present at all times.

     6.13 Private Offering of the Securities. GNA agrees that neither GNA nor anyone acting on its behalf has offered or will offer the Securities or any part thereof or any similar securities for issuance or sale to, or has solicited or will solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Securities within the provisions of Section 5 of the Securities Act.

     6.14 Confidentiality. Buyer shall keep all Confidential Information in confidence, and shall not disclose said information to any other party other than Buyer's advisors, attorneys and accountants, who will be advised of the confidential nature of information. Buyer shall protect the Confidential Information with

Securities Purchase Agreement - Page 26
the same degree of care as Buyer normally uses in the protection of its confidential and proprietary information. Buyer further agrees not to use Confidential Information for any purpose except in connection with this Agreement. The restrictions set forth herein shall not apply with respect to Confidential Information which (i) is already generally available to the public when received by Buyer; (ii) becomes available to the public through no fault of any member of the Buyer Group; or (iii) is required to be disclosed by Applicable Law or a Governmental Authority.

     6.15 Warrant. Within a reasonably practicable time following such time as the Conversion Price has ultimately been determined, GNA shall issue to Buyer a replacement Warrant in order to reflect the ultimate determination of the Conversion Price.

     6.16 Reasonable Best Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the Transaction, including obtaining all GNA Required Consents.

     6.17 Allocation of Purchase Price. Prior to the Closing, GNA and Buyer shall agree, based on the advice of KBW and Buyer's advisors, on an allocation of the Purchase Price between the Series B Shares and the Warrant.

     6.18 Survival of Covenants. Except for any covenant or agreement which by its terms expressly terminates as of a specific date, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation.


                                  ARTICLE VII

                        CONDITIONS TO OBLIGATIONS OF GNA

     The obligations of GNA to consummate the Transactions shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:


     7.1 Representations and Warranties True. All the representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date, except to the extent contemplated by this Agreement or the Warrant; provided, however, that (i) to the extent that any such representation or warranty is made as of a specified date, such representation or warranty shall have been true and correct in all material respects as of such specified date, and (ii) with respect to each representation and warranty that is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition not have a Buyer Material Adverse Effect), this condition shall be satisfied if such representation or warranty shall be true and correct in all material respects.

     7.2 Covenants and Agreements Performed. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement, if any, to be performed or complied with by it or prior to the Closing Date.

     7.3 Legal Proceedings. No court of competent jurisdiction in the U.S. or other Governmental Authority shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or



Securities Purchase Agreement - Page 27
otherwise prohibiting the Transactions, and such order, decree, ruling or other action shall have become final and non-appealable.

     7.4 Consents.   All GNA Required Consents shall have been obtained or
waived.

     7.5 GMSP Agreement. The transactions contemplated in the GMSP Agreement shall be consummated contemporaneously with the consummation of the Transactions.

     7.6   Bank One Consent.  The Bank One Consent shall have been obtained.

     7.7 Certificate. GNA shall have received a certificate executed by Buyer dated the Closing Date, representing and certifying, in such detail as GNA may reasonably request, that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled.

                                  ARTICLE VIII

                       CONDITIONS TO OBLIGATIONS OF BUYER

     The obligations of Buyer to consummate the Transactions shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

      8.1 Representations and Warranties True. All the representations and warranties of GNA contained in this Agreement shall be true and correct on and as of the Closing Date, except to the extent contemplated by this Agreement or the Warrant; provided, however, that (i) to the extent that any such representation or warranty is made as of a specified date, such representation or warranty shall have been true and correct in all material respects as of such specified date , and (ii) with respect to each representation and warranty that is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition have a GNA Material Adverse Effect), this condition shall be satisfied if such representation or warranty shall be true and correct in all material respects.

     8.2 Covenants and Agreements Performed. GNA shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     8.3 Legal Proceedings. No court of competent jurisdiction in the U.S. or other Governmental Authority shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Transactions, and such order, decree, ruling or other action shall have become final and non-appealable.

     8.4 Certificates. Buyer shall have received a certificate or certificates representing the Series B Shares and the Warrant, as applicable, in definitive form representing the Series B Shares and Warrant purchased by it, registered in the name of Buyer and duly executed by GNA.

     8.5 Consents. All GNA Required Consents shall have been obtained or waived.

     8.6 NYSE Listing. To the extent it is permissible to do so prior to the ultimate determination of the Conversion Price, GNA shall have caused the Underlying Shares to be approved for listing on the NYSE, subject to official notice of issuance by the Closing Date.


Securities Purchase Agreement - Page 28

     8.7 Statement of Resolution. The Statement of Resolution shall have been accepted for filing by the Secretary of State of the State of Texas.

     8.8 GMSP Agreement. The transactions contemplated in the GMSP Agreement shall be consummated contemporaneously with the consummation of the Transactions.

     8.9 Officer Certificate. Buyer shall have received a certificate executed on behalf of GNA by the chief executive officer or the chief financial officer of GNA, dated the Closing Date, representing and certifying, in such detail as the Buyer may reasonably request, that the conditions set forth in Sections 8.1 and 8.2 have been fulfilled.

     8.10 Issuance of Warrant. GNA shall issue and deliver to Buyer a Common Stock Purchase Warrant expiring on the fifth anniversary of the Closing Date and entitling Buyer to purchase 1,050,000 shares of Common Stock at an exercise price equal to the Conversion Price and otherwise in substantially the form of Exhibit "B" attached hereto (the "Warrant").
-----------

     8.11 Bank One Consent.  The Bank One Consent shall have been obtained.

     8.12 Waiver Under Anderson Agreements. Glenn W. Anderson shall have executed a written waiver that provides that the Transactions per se do not trigger any payments pursuant to his change of control agreement with GNA or his Employment Agreement dated as of April 17, 1998 with GNA.

     8.13 Due Diligence. Buyer shall be satisfied in his sole discretion with the results of his legal, financial and accounting due diligence investigation of GNA.


                                  ARTICLE IX

                      TERMINATION, AMENDMENT, AND WAIVER

     9.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

     (a)  by GNA or Buyer if
          ------------------

          (i)  the Closing does not occur prior to the Final Date;

          (ii) any court of competent jurisdiction in the U.S. or other Governmental Authority shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Transactions, and such order, decree, ruling or other action shall have become final and non-appealable; or

          (iii)  GNA and Buyer agree in writing to terminate this Agreement.

provided that the right to terminate this Agreement under this subsection (a)
--------
shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

     (b)  by GNA if:
          ---------

Securities Purchase Agreement - Page 29

          (i) there has been a Breach (which Breach is not cured or not capable of being cured prior to the earlier of (A) 10 days following notice to Buyer by GNA of such Breach or (B) two Business Days prior to the Final Date) of any representation or warranty on the part of Buyer (1) in any material respect such that such representation or warranty is not true and correct, or if such representation or warranty is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition have a Buyer Material Adverse Effect), such representation or warranty is not true and correct in all material respects, or (2) such that closing would put GNA in conflict with the federal securities laws; or

          (ii) there has been a Breach (which Breach is not cured or not capable of being cured prior to the earlier of (A) 10 days following notice to Buyer by GNA of such Breach or (B) two Business Days prior to the Final Date) of any covenant or agreement on the part of Buyer (1) resulting in a Buyer Material Adverse Effect or a material diminution of benefits to be received by GNA under this Agreement or (2) such that closing would put GNA in conflict with applicable federal securities laws.

     (c)  by Buyer, if:
          ------------

          (i) there has been a Breach (which Breach is not cured or not capable of being cured prior to the earlier of (A) 10 days following notice to GNA by Buyer of such Breach or (B) two Business Days prior to the Final Date) of any representation or warranty on the part of GNA (1) (i) such that such representation or warranty is not true and correct, or if such representation or warranty is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition have a GNA Material Adverse Effect), such representation or warranty is not true and correct in all material respects, or (2) such that closing would put Buyer in conflict with applicable federal securities laws;

          (ii) there has been a Breach (which Breach is not cured or not capable of being cured prior to the earlier of (A) 10 days following notice to GNA by Buyer of such Breach or (B) two Business Days prior to the Final Date) of any covenant or agreement on the part of GNA (1) resulting in a GNA Material Adverse Effect or a material diminution of the benefits to be received by Buyer under this Agreement or (2) such that closing would put Buyer in conflict with applicable federal securities laws; or

          (iii) the Board withdraws or modifies in a manner adverse to Buyer its approval or recommendation of the Transactions or this Agreement, or has adopted any resolution to effect any of the foregoing.

     9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement will become void and have no effect, without any liability on the part of any party to this Agreement or its affiliates, directors, officers, or shareholders, other than the provisions of this Section 9.2 and Article X. Nothing contained in this Section 9.2 will relieve any party from liability for any Breach of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in the event of the termination and abandonment of this Agreement, the provisions of the Section 6.14 of this Agreement shall survive in their entirety.

     9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

     9.4 Waiver. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The provisions of this

Securities Purchase Agreement - Page 30

 Agreement may not be waived except by an instrument in writing signed by or on behalf of the party against whom such waiver is sought to be enforced.

                                   ARTICLE X

                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     10.1 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto shall survive the Closing, regardless of any investigation made by or on behalf of any party, until the second anniversary of the Closing Date (the "Survival Date"). No action may be brought with respect to a Breach of any representation after the Survival Date unless, prior to such time, the party seeking to bring such an action has notified the other parties of such claim, specifying in reasonable detail the nature of the loss suffered. The provisions of this Section 10.1 shall have no effect upon any of the covenants or agreements of the parties set forth in Article VI or any of the other obligations of the parties hereto under the Agreement, whether to be performed later, at or after the Closing.

     10.2 Indemnification by GNA. To the maximum extent permitted by Applicable Law, GNA shall indemnify, defend, and hold harmless Buyer and the members of the Buyer Group from and against any and all claims, actions, causes of action, demands, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by any of them, directly or indirectly, by reason of or resulting from (i) any Breach by GNA of any of its representations, warranties, covenants or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto, (ii) any Proceeding brought against any of them by a Person other than GNA or any of its Affiliates, Associates or shareholders arising out of or relating to the Transactions or the actual or proposed execution, delivery, enforcement or performance of this Agreement or any certificate, instrument or document delivered pursuant hereto, or (iii) any Proceeding brought against any of them by GNA or any of its Affiliates, Associates or shareholders arising out of or relating to the Transactions or the actual or proposed execution, delivery, enforcement or performance of this Agreement or any certificate, instrument or document delivered pursuant hereto; provided, that (a) GNA shall not be obligated to make any indemnification pursuant to this Section 10.2 to the extent it is ultimately determined by a final non-appealable judgment of a court of competent jurisdiction that such Damages were caused by the gross negligence, willful misconduct or material breach of this Agreement by Buyer or the members of the Buyer Group; (b) GNA's obligation to indemnify, defend and hold harmless as provided in Section 10.2(i) shall not apply to the first $30,000 in the aggregate of claims hereunder (other than claims based on Sections 2.1, 2.2 or 6.2); and (c) GNA's obligation to indemnify, defend and hold harmless any member of the Buyer Group who is also a director of GNA as provided in Section 10.2(iii) shall only apply with respect to the advancement of such director's reasonable expenses incurred in connection with defending any such Proceeding, provided that such director shall be required to repay any such expenses so advanced by GNA hereunder in the event that it is ultimately determined by a final non-appealable judgment of a court of competent jurisdiction that such director has not met the appropriate standard of care required of such director pursuant to the Bylaws of GNA.

     10.3 Indemnification by Buyer. To the maximum extent permitted by Applicable Law, Buyer shall indemnify, defend, and hold harmless GNA and its Affiliates, Associates, directors, officers and employees from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by any of them, directly or indirectly, by reason of or resulting from any Breach by Buyer of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto, provided, however, that such obligation to indemnify,
                           --------  -------



Securities Purchase Agreement - Page 31
defend and hold harmless shall not apply to the first $30,000 in the aggregate of claims hereunder (other than claims based on Sections 2.1, 2.2 or 6.3(g)).

     10.4 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. The indemnifying party shall have no liability with respect to any compromise or settlement of any action effected without its written consent (which shall not be unreasonably withheld).

     10.5 Indemnification in Case of Strict Liability or Indemnitee Negligence. THE INDEMNIFICATION PROVISIONS IN THIS SECTION 10 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED ON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR APPLICABLE LAWS (INCLUDING ANY PAST, PRESENT OR FUTURE ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES OR OTHER APPLICABLE LAWS), AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION.

     10.6 Indemnification Obligations Non-Exclusive. The rights of indemnification pursuant to this Article X shall not be deemed exclusive of any rights that to which a party or its Affiliates may be entitled under applicable law, applicable agreements or the governing documents or GNA or its Subsidiaries.



                                  ARTICLE XI

                                 MISCELLANEOUS

     11.1 Notices. All notices required to be given in writing hereunder shall be deemed to have been given if (i) delivered personally or by documented courier or delivery service, (ii) transmitted by facsimile


Securities Purchase Agreement - Page 32
or (iii) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and facsimile numbers specified below, or to such other persons, addresses or facsimile numbers as a party entitled to notice shall give, in the manner hereinabove described, to the others entitled to notice:

          If Buyer:                 3828 Beverly Drive
                                    Dallas, Texas 75205
                                    Fax:  (214) 521-5220

          with a copy to:           Thompson & Knight L.L.P.
                                    1700 Pacific Avenue, Suite 3300
                                    Dallas, Texas 75201
                                    Attention:  Jeffrey A. Zlotky
                                    Fax:  (214) 969-1751

          If to GNA, to:            500 Commerce Street
                                    Fort Worth, Texas 76102-5439
                                    Attention:  Chief Executive Officer
                                    Fax:  (817) 338-1454

          with a copy to:           Jackson Walker L.L.P.
                                    901 Main Street, Suite 6000
                                    Dallas, Texas  75202
                                    Attention:   Byron F. Egan
                                    Fax:   (214) 953-5733

If given personally or by documented courier or delivery service, a notice shall be deemed to have been given when it is received. If transmitted by facsimile, a notice shall be deemed to have been given on the date received, if electronic confirmation of receipt occurs during normal business hours, and otherwise, on the first Business Day following electronic confirmation of receipt. If given by mail, it shall be deemed to have been given on the third Business Day following the day on which it was posted.

     11.2 Entire Agreement. This Agreement, together with the Warrant, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     11.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party; provided, however, that upon written notice to GNA, Buyer may assign all
       --------
or any portion of Buyer's rights and obligations under this Agreement to either
(i) a limited partnership of which Buyer is the general partner and holds a majority of the economic interest therein or (ii) ING Pilgrim Capital Corporation for the benefit of Robert W. Stallings (a "Permitted Assignee")

provided that notwithstanding such assumption, Buyer shall not be released from
--------
any liabilities or obligations hereunder.  Except as provided in Section 6.3(g),
Section 6.14 and Article X, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto,



Securities Purchase Agreement - Page 33
and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     11.4 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. For purposes of this Agreement, the words "includes" and "including" shall mean "including without limitation" and, where the context so requires, the word "or" is used in the inclusive sense. All accounting terms not defined in this Agreement shall have the meaning determined by GAAP. All capitalized terms defined herein are equally applicable to both the singular and plural forms.

     11.5 Severability. In the event that this Agreement, or any of its provisions, or the performance of any provision, is found to be illegal or unenforceable under applicable law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be illegal or unenforceable under the applicable laws or regulations without affecting the validity of the remaining provisions of the Agreement, provided
                                                                     --------
that the remaining provisions of the Agreement shall in their totality constitute a commercially reasonable agreement. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.

     11.6 Time of Essence. With regard to all dates and time periods set forth in this Agreement, time is of the essence.

     11.7 No Waiver of Privilege. Neither GNA, Buyer nor any of their respective Subsidiaries, Affiliates or Associates waives any attorney-client, work product or other privilege with respect to any information furnished pursuant to this Agreement.

     11.8 GNA Disclosure Letter. Any disclosure under any Section of the GNA Disclosure Letter shall be deemed disclosure under all Sections of the GNA Disclosure Letter and this Agreement. To the extent that any representation or warranty set forth in this Agreement is qualified by the materiality of the matter(s) to which the representation or warranty relates, the inclusion of any matter in the GNA Disclosure Letter does not constitute a determination by GNA that any such matter is material or required to be disclosed for purposes of this Agreement. The disclosure of any information concerning a matter in the GNA Disclosure Letter does not imply that any other or undisclosed matter which has a greater significance or value is material.

     11.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     11.0 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.




Securities Purchase Agreement - Page 34

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives all as of the day and year first above written.


                              GNA:

                              GAINSCO, INC.


                              By:    /s/ Glenn W. Anderson
                                   -------------------------------------------
                                         Glenn W. Anderson
                                         President and Chief Executive Officer



                              BUYER:



                                /s/ Robert W. Stallings
                                ------------------------
                                    Robert W. Stallings




Securities Purchase Agreement - Page 35

                                                                     Exhibit "A"
                                                                     -----------

                            STATEMENT OF RESOLUTION
                ESTABLISHING AND DESIGNATING A SERIES OF SHARES
                                       OF
                                 GAINSCO, INC.


    Series B Convertible Redeemable Preferred Stock, par value $100.00 per share


    Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, and pursuant to Article 4 of its Articles of Incorporation, as amended, the undersigned, GAINSCO, INC. (the "Company"), hereby submits the following statement for the purposes of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

    I.   The name of the Company is GAINSCO, INC.

    II. The following resolution establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof was duly adopted by the Board of Directors of the Company on _______, 2001:

    RESOLVED, by the Board of Directors (the "Board") of the Company, that pursuant to authority expressly granted to and vested in the Board by the provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation"), the Board hereby creates a second series of the class of authorized Preferred Stock, par value $100.00 per share (the "Preferred Stock"), of the Company, and authorizes the issuance thereof, and hereby fixes the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as follows:

    SECTION 1. Designation of Series; Rank. The shares of such series shall be
               ---------------------------
designated "Series B Convertible Redeemable Preferred Stock" (hereinafter called "Series B Preferred Stock"). The Series B Preferred Stock shall for all purposes be senior to the Series A Convertible Preferred Stock and the common stock of the Company ("Common Stock"), and pari passu with the Series C Redeemable Preferred Stock of the Company (the "Series C Preferred Stock"). As used herein and subject to the provisions hereof, the "Series B Stated Value" per share of the Series B Preferred Stock shall initially be equal to One Thousand Dollars ($1,000.00), as proportionately adjusted to reflect any combination (including by reverse stock split) of, subdivision (including by stock split or stock dividend) of, or other fundamental change (without the Company receiving consideration therefor) in, the outstanding number of shares of Series B Preferred Stock.

STATEMENT OF RESOLUTION-SERIES B PREFERRED - Page 1

    SECTION 2. Number of Shares. The number of shares of Series B Preferred
               ----------------
Stock shall be 3,000, which number the Board may decrease (but not below the number of shares of the series then outstanding).

    SECTION 3. Dividends. The Series B Preferred Stock shall rank senior in
               ---------
preference to the Common Stock, and to any other capital stock of the Company ranking junior to the Series B Preferred Stock, with respect to dividends. Subject to the provisions below, the holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, as legally available, cumulative cash dividends. The rate of dividends per share shall be expressed as a percentage of the Series B Stated Value in effect at the relevant time (as applicable, "Series B Dividend Rate") and shall be an annual rate equal to ten percent (10%) until the third anniversary of the date on which the shares of Series B Preferred Stock are originally issued (the "Original Issue Date"), and twenty percent (20%) thereafter. Such dividends on shares of Series B Preferred Stock shall be cumulative from the date such shares are issued, whether or not in any period the Company shall be legally permitted to make the payment of such dividends and whether or not such dividends are declared. On each April 1, July 1, October 1, and January 1 after the Original Issue Date (as applicable, each a "Series B Dividend Payment Date"), cash dividends on the Series B Preferred Stock may be payable in full or in part at the discretion of the Company (on each Series B Dividend Payment Date on or prior to the third anniversary of the Original Issue
Date). On each Series B Dividend Payment Date after the third anniversary of the Original Issue Date, cash dividends on the Series B Preferred Stock shall be payable in an amount equal to at least half of the dividend that accrues during each calendar quarter then-ended. If on any date of payment of dividends on the Series B Preferred Stock (including, without limitation, a Series B Dividend Payment Date), the Company does not also fully pay all then-accrued and unpaid dividends on the Series C Preferred Stock, then the total amount of cash to be paid to the holders of Series B Preferred Stock and Series C Preferred Stock shall be allocated between such series, pro-rata according to the relative amounts of then-accrued and unpaid dividends on each such series, and then payment among the holders of each series shall be made pro-rata according to the ownership of outstanding shares within such series.

    Cumulative dividends shall at all times accrue at a compounded rate equal to the then-applicable Series B Dividend Rate and shall accrue from and including the date of issuance of such shares to and including a Series B Dividend Payment Date. Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Company legally available for the payment of dividends. At all times prior to the third anniversary of the Original Issue Date, and at all times on or after the third anniversary of the Original Issue Date at which any dividends with respect to the Series B Preferred Stock have accrued but remain unpaid, absent the affirmative vote of the holders of a majority of the shares of Series B Preferred Stock then outstanding, the Company shall not declare, pay or set apart for payment or make any distribution with respect to shares of the Common Stock or any other capital stock of the Company ranking junior to the Series B Preferred Stock. The holders of shares of Series B Preferred Stock shall not be entitled to share in any dividend or distribution that is properly declared, paid or set apart for payment on or in respect of the Common Stock or any other class of securities of the Company, including any

STATEMENT OF RESOLUTION-SERIES B PREFERRED - Page 2 dividends or other distributions payable in Common Stock or other securities of the Company, or warrants or rights to purchase Common Stock or other securities of the Company.

    Dividends on the Series B Preferred Stock shall be calculated on the basis of the time elapsed from and including the date of issuance of such shares to and including the Series B Dividend Payment Date or on any final distribution date relating to conversion or redemption of Series B Preferred Stock or to a dissolution, liquidation or winding up of the Company. Dividends payable on the shares of Series B Preferred for any period of less than a full calendar quarter shall be prorated for the partial quarter on the basis of a 90-day quarter.

    To the extent dividends are not paid on a Series B Dividend Payment Date, all dividends that shall have accrued on each share of Series B Preferred Stock outstanding as of such Series B Dividend Payment Date shall, only for purposes of calculating dividends thereon, be added to the Series B Stated Value of such share of Series B Preferred Stock and shall remain a part thereof until paid, and dividends shall accrue at the applicable Series B Dividend Rate and be paid on such share of Series B Preferred Stock on the basis of the Series B Stated Value, as so adjusted.

    SECTION 4. No Sinking Fund. The Series B Preferred Stock shall not be
               ---------------
entitled to the benefits of any retirement or sinking fund.

    SECTION 5. Liquidation. Each holder of the Series B Preferred Stock shall,
               -----------
in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, be entitled to receive in full out of the assets of the Company, including its capital, in preference to the holders of shares of the Common Stock and of any other capital stock of the Company ranking junior to the Series B Preferred Stock, an amount per share of Series B Preferred Stock as follows (the "Series B Liquidation Value"): (i) the Series B Stated Value, plus
(ii) only to the extent, if any, not already included in the Series B Stated Value, an amount equal to all accrued dividends then unpaid on each such share of Series B Preferred Stock. After payment to the holders of the Series B Preferred Stock of the amount set forth in the preceding sentence and any amounts due to the holders of any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock, the remaining assets of the Company shall be distributed to the holders of the Company's stock (including the Company's Series A Preferred Stock) in the priority established by, and otherwise in accordance with, the Articles of Incorporation and applicable law. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock (including, without limitation, the Series C Preferred Stock) are not paid in full, the holders of the Series B Preferred Stock and of such other stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

     The Company agrees to provide written notice, at least ten days prior to such event, to all holders of Series B Preferred Stock (at their most recent addresses then reflected in the Company's records) of any of the following events, and for purposes of this Section 5, the occurrence of any of the following may, at the election of the holders of a majority of the shares

STATEMENT OF RESOLUTION-SERIES B PREFERRED - Page 3 of Series B Preferred Stock then outstanding, be deemed to be a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, that shall entitle such Series B Preferred Stock holder to receive (within the twenty-day period following the occurrence of such event, with such twenty-day period being tolled during any time that the Corporation fails to provide notice as required above in this paragraph), on account of its Series B Preferred Stock, the consideration (whether in the form of cash, securities or other property) of the preferential amounts as specified above in this Section 5: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than a "beneficial owner" (as defined below) of Preferred Stock as of the date immediately following the Original Issue Date, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that for purposes of this clause (a) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Company's capital stock (a "Change of Control"); (b) a consolidation, reorganization or merger of the Company with one or more entities; or (c) the sale, lease, exchange or transfer of all or substantially all the assets of the Company, provided that in the case of clauses (b) and (c), the other party to such transaction is not a beneficial owner of Preferred Stock as of the date immediately following the Original Issue Date or a person of which more than 80% of the total voting power and outstanding securities are owned prior to the date of such transaction by the Company.

    SECTION 6. Conversion Rights. The holders of shares of Series B Preferred
               -----------------
Stock shall have the right, at their option, to convert all or any part of such shares into Common Stock at any time on or after July 1, 2001, on and subject to the following terms and conditions:

    (a)  Series B Conversion Price. The number of shares of Common Stock issued
         -------------------------
upon conversion of each share of the Series B Preferred Stock shall be equal to the Stated Value divided by the Series B Conversion Price (as hereinafter defined) then in effect. The price at which Common Stock shall be delivered upon conversion (herein called the "Series B Conversion Price") initially shall be the lesser of (i) the tangible book value per share of Common Stock as of June 30, 2001 computed by the Company in accordance with generally accepted accounting principles, consistently applied, or (ii) a per share amount equal to 110% of the average closing price per share of the Common Stock for the 30 trading days immediately prior to April 30, 2001 as reported on the New York Stock Exchange Composite Tape; provided however, that at no time and under no
                               -------- -------
circumstances shall the Series B Conversion Price be less than $2.25.   The
Series B Conversion Price shall be subject to adjustments from time to time as hereinafter provided.

    (b)  Procedure. Each holder of Series B Preferred Stock may exercise such
         ---------
conversion privilege by delivering to the Company the certificate for the shares of Series B Preferred Stock to be converted into Common Stock and written notice that the holder elects to convert such shares. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made. On the conversion date or as promptly thereafter as practicable, the Company shall deliver to the holder of the Series B Preferred Stock

STATEMENT OF RESOLUTION-SERIES B PREFERRED - Page 4 surrendered for conversion, or as otherwise directed by such holder in writing, a certificate for the number of shares of Common Stock deliverable upon the conversion of such Series B Preferred Stock. No adjustment shall be made for any dividends on shares of Series B Preferred Stock surrendered for conversion or for dividends on the Common Stock delivered on conversion. No fractional shares of Common Stock will be issued upon conversion; any fractional interest which would result from conversion shall be rounded up or down to the nearest whole share and there shall be no cash due by or to the Company in respect of such fractional interest.

    (c)  Adjustments to Series B Conversion Price. The Series B Conversion Price
         ----------------------------------------
in effect at any time shall be subject to adjustment as follows:

    (i)  Adjustment for Change in Capital Stock. If the Company:
         --------------------------------------

         (A) subdivides its outstanding shares of Common Stock into a greater number of shares;

         (B) combines its outstanding shares of Common Stock into a smaller number of shares; or

         (C) issues by reclassification of its Common Stock any shares of its capital stock;

then the conversion privilege and the Series B Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of shares of Series B Preferred Stock thereafter converted may receive the number of shares of capital stock of the Company which he would have owned immediately following such action if the holder had converted the Series B Preferred Stock immediately prior to such action.

    The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

    If, after an adjustment, a holder of shares of Series B Preferred Stock upon conversion of such shares may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Series B Conversion Price between the classes of capital stock. After such allocation the conversion privilege and the Series B Conversion Price of each class of capital stock thereafter shall be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

    (ii)  When Adjustment May Be Deferred. No adjustment in the Series B
          -------------------------------
Conversion Price need be made unless the adjustment would require an increase or decrease of at least one percent (1%) in the Series B Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

STATEMENT OF RESOLUTION-SERIES B PREFERRED - Page 5

    All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

    (iii)  When No Adjustment Required. No adjustment need be made for a change
           ---------------------------
in the par value or no par value of the Common Stock. To the extent the shares of Series B Preferred Stock become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

    (iv)   Notice of Adjustment. Whenever the Series B Conversion Price is
           --------------------
adjusted, the Company shall promptly mail to all holders of shares of Series B Preferred Stock a notice and description of the adjustment.

    (v)    Notice of Certain Transactions. If there is a liquidation or
           ------------------------------
dissolution of the Company or any distribution or dividend declared or paid on the Common Stock, or any subdivision, combination or reclassification of the Company's capital stock, then the Company shall mail to all holders of the Series B Preferred Stock a notice thereof stating the proposed record date for the taking of any action with respect thereto and otherwise the proposed effective date of such transaction. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

    (vi)   Fundamental Conversion Transaction. In case at any time after the
           ----------------------------------
issuance of the Series B Preferred Stock, the Company shall be a party to any transaction (including without limitation, a merger, consolidation, statutory share exchange, sale of all or substantially all of the Company's assets or capitalization of the Common Stock), as a result of which shares of Common Stock (or any other securities of the Company then issuable upon conversion of the Series B Preferred Stock) shall be converted to the right to receive stock, securities or other property (including cash or any combination thereof) (each of the foregoing transactions being referred to as a "Fundamental Conversion Transaction"), then the shares of Series B Preferred Stock remaining outstanding (including after the observance of and exercise of all holders' rights under Section 5 hereof) will thereafter no longer be subject to conversion into Common Stock (or such other securities) pursuant to this Section 6, but instead each share shall be convertible into the kind and amount of stock and other securities and property receivable (including cash) upon the consummation of such Fundamental Conversion Transaction by a holder of that number of shares or fraction thereof of Common Stock (or such other securities) into which one share of Series B Preferred Stock was convertible immediately prior to such Fundamental Conversion Transaction assuming such holder of Common Stock failed to exercise any right of election as to the kind of consideration to be received in such Fundamental Conversion Transaction. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Series B Preferred Stock shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the shares of Series B Preferred Stock contained in this Section 6. The provisions of this Section 6(c)(vi) shall similarly apply to successive Fundamental Conversion Transactions.

STATEMENT OF RESOLUTION-SERIES B PREFERRED - Page 6

    (vii)  Par Value. Before taking any action which would cause an adjustment
           ---------
reducing the Series B Conversion Price below the then par value (if any) of the Common Stock deliverable upon conversion of the Series B Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at such adjusted Series B Conversion Price.

    (d)    Reservation of Shares. The Company shall at all times reserve and
           ---------------------
keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and issued Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series B Preferred Stock. For the purpose of this paragraph (d), the full number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation of such number of shares of Common Stock, all outstanding shares of Series B Preferred Stock were held by a single holder. The Company shall, from time to time, in accordance with the laws of the State of Texas, increase the authorized number of shares of its Common Stock if at any time the aggregate of the authorized number of shares of its Common Stock remaining unissued and its issued Common Stock held in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all shares of Series B Preferred Stock at the time outstanding.

    (e)    Taxes. The Company will pay any and all documentary, stamp or similar
           -----
issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

    (f)    Issuance of Shares. The Company covenants and agrees that all shares
           ------------------
of Common Stock that may be issued upon exercise of the conversion rights of shares of Series B Preferred Stock will, upon issuance, be fully-paid and nonassessable.

    (g)    Listing. The Company will endeavor to make the shares of stock that
           -------
may be issued upon exercise of the conversion rights of shares of Series B Preferred Stock eligible for trading upon any national securities exchange, or any automated quotation system of a registered securities association, upon and through which the Common Stock shall then be traded prior to such delivery.

    (h)    Board Determination. Any determination that the Company or the Board
           -------------------
makes pursuant to this Section 6 is conclusive.

STATEMENT OF RESOLUTION-SERIES B PREFERRED - Page 7

    SECTION 7. Voting Rights.
                -------------

    (a)  Generally. Except as otherwise provided herein and by applicable law,
         ---------
on all matters submitted to the holders of the Common Stock, the holders of the shares of Series B Preferred Stock shall vote together with the shares of Common Stock as a single class at any annual or special meeting of shareholders of the Company, and each holder of shares of Series B Preferred Stock shall be entitled to one (1) vote for each share of Common Stock into which such holder's shares of Series B Preferred are then convertible on the record date fixed for such meeting. The holders of shares of the Series B Preferred Stock shall not be entitled to vote as a class on any matters except as required by law or provided herein.

    (b)  Amendments. So long as any shares of the Series B Preferred Stock are
         ----------
outstanding, the Company shall not, without the affirmative vote of the holders of shares representing at least a majority of the number of shares of Series B Preferred Stock outstanding on the record date for such meeting and present in person or by proxy, adopt any amendment to its Articles of Incorporation if such amendment would (i) increase the authorized number of shares of Series B Preferred Stock, (ii) change any of the rights or preferences of the then outstanding Series B Preferred Stock, or (iii) authorize any class or series of Preferred Stock (other than the Series C Convertible Preferred Stock) or other class of capital stock of the Company ranking senior to, or pari passu with, the Series B Preferred Stock.

    SECTION 8.  Action by Consent. Any action required or permitted to be taken
                -----------------
at any meeting of the holders of the Series B Preferred Stock may be taken without such a meeting if a consent or consents in writing, setting forth the actions so taken, is signed by the holders of at least sixty percent (60%) of the outstanding shares of Series B Preferred Stock.

    SECTION 9.  Preemptive Rights. The holders of the Series B Preferred Stock
                -----------------
will have no preemptive rights whatsoever except as may be set forth in a separate written instrument executed by the Company and one or more holders of the Series B Preferred Stock.

    SECTION 10.  Redemption Rights.
                 -----------------

    (a)  Optional Redemption.
         -------------------

         (i) The Series B Preferred Stock is not redeemable prior to the fifth anniversary of the Original Issue Date.

         (ii) At all times on and after the fifth anniversary of the Original Issue Date, each share of the Series B Preferred Stock is redeemable, in whole at any time or from time to time in part, at the option of the Company at a redemption price equal to the Series B Liquidation Value.

         (iii) At all times on and after the sixth anniversary of the Original Issue Date, upon the consent of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding, each holder of the Series B

STATEMENT OF RESOLUTION-SERIES B PREFERRED - Page 8

                Preferred Stock may cause the Company to redeem, in whole at any time or from time to time in part, such holder's Series B Preferred Stock at a per-share redemption price equal to the Series B Liquidation Value.

    (b)  Procedure. If less than all of the outstanding shares of Series B
         ---------
Preferred Stock are to be redeemed, the shares to be so redeemed shall be chosen pro rata or by lot; provided, however, that the Company may elect to redeem all
                    --------  -------
of the Series B Preferred Stock of any holder who after the redemption of part of his Series B Preferred Stock would hold less than 100 shares of Series B Preferred Stock. The Board may cause the stock transfer books of the Company to be closed as to the shares so called for redemption. If the holder of shares of Series B Preferred Stock which have been called for redemption shall not, within two years after the redemption date, claim the redemption funds, then such funds will be paid over to the Company.

    (c)  Effects. The Company may deposit the aggregate Series B Liquidation
         -------
Value for all shares of Series B Preferred Stock called for redemption prior to the date fixed for redemption in a trust with any commercial bank in Fort Worth or Dallas, Texas having a capital and surplus of more than $100,000,000. If such deposit is made, then from and after the date so fixed for redemption holders of Series B Preferred Stock called for redemption shall cease to be shareholders in respect of the shares so called for redemption, all dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be transferrable on the books of the Company or convertible into Common Stock, and such holders shall have no interest in or claim against the Company with respect to such shares except the right to receive payment of the applicable Series B Liquidation Value upon surrender of their certificates.

    (d)  Notice. Notice of the redemption of any shares of Series B Preferred
         ------
Stock shall be mailed by first-class mail to each holder of record of shares of Series B Preferred Stock to be redeemed at the address of each such holder shown on the Company's stock transfer books, not less than 60 days prior to the date fixed for redemption (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to any holder to whom the Company has failed to mail such notice and who has no knowledge of such redemption or except as to the holder whose notice was defective and who had no knowledge of such redemption). If less than all the shares owned by a holder are to be redeemed, the notice shall specify the number of shares and the certificate numbers thereof which are to be redeemed. Upon mailing any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified therein all shares called for redemption. In case less than all the shares represented by any certificate are redeemed pursuant to this Section, a new certificate to the Company or any person designated by the Board to serve as its agent for such purpose, be issued to the holder thereof representing the unredeemed shares without cost to such holder.

    (e)  Restoration. Upon redemption of shares of Series B Preferred Stock,
         -----------
the shares so redeemed shall have the status of authorized but unissued shares of Preferred Stock but shall not be reissued as shares of Series B Preferred Stock.

STATEMENT OF RESOLUTION-SERIES B PREFERRED - Page 9

     IN WITNESS WHEREOF, this Statement of Resolution is executed on behalf of the Company by its President and attested by its Secretary this ___ day of _____, 2001.


                                    GAINSCO, INC.



                                    By: _____________________________________
                                        Glenn W. Anderson,
                                        President and Chief Executive Officer

STATEMENT OF RESOLUTION-SERIES B PREFERRED - Page 10

                                                                     Exhibit "B"
                                                                     -----------


THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

THE RIGHT TO SELL OR OTHERWISE TRANSFER THIS WARRANT IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT DATED FEBRUARY ___, 2001, BETWEEN THE COMPANY AND THE INITIAL BUYER OF THE WARRANT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT AND IN THIS WARRANT, AND NO SALE OR TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

                -----------------------------------------------

                                 GAINSCO, INC.
              (Incorporated under the laws of the State of Texas)

                 Void after 5:00 p.m., Fort Worth, Texas time,
                                 on _____, 2006


No. A-1                                                        Right to Purchase
                                                                1,050,000 Shares

                         COMMON STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, Robert Stallings (the "Holder"), or his registered assigns, is entitled to purchase from GAINSCO, INC., a Texas corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, one million fifty thousand (1,050,000) fully paid and nonassessable shares of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), at an exercise price per share (the "Exercise Price") equal to the Series B Conversion Price (as such term is defined in the Statement of Resolution filed with the Secretary of State of the State of Texas establishing and designating the Series B Convertible Redeemable Preferred Stock of the Company). The term "Warrant Shares", as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof.

     This Warrant is issued pursuant to, and is subject to all terms, provisions, and conditions contained in, that certain Securities Purchase Agreement dated February 26, 2001 (the "Purchase Agreement"), by and between the Company and the Holder. This Warrant is subject to the following additional terms, provisions, and conditions:

WARRANT - Page 1

     1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Company during normal business hours on any business day at the Company's principal office in Fort Worth, Texas (or such other office or agency of the Company as it may designate by notice to the holder hereof), during the Exercise Period (as defined in Paragraph 2), and upon payment to the Company of the Exercise Price for the Warrant Shares specified in said Exercise Agreement, which such payment shall be made (i) in cash or by certified or official bank check, or (ii) by surrender of shares of Common Stock owned by the holder hereof (the "Payment Shares"), the aggregate Current Market Price of which shall be credited against the Exercise Price; provided, however, that in lieu of actually tendering the
                    --------  -------
Payment Shares, the holder hereof may make a constructive exchange by relinquishing a number of Warrant Shares ("Constructive Exchange") represented by the then exercisable portion of this Warrant. The holder hereof shall notify the Company in writing of any election to pay all or a portion of the Exercise Price using a Constructive Exchange. Such notice shall specify the number of Payment Shares to be used in the Constructive Exchange. Upon receipt of such notice and the required information referred to herein, the Company shall confirm ownership of the Payment Shares by reference to Company records. Upon such confirmation, the Company shall treat the Payment Shares as being constructively exchanged, and accordingly, the Company shall issue to the holder hereof a net number of shares of Common Stock equal to (i) the number of shares subject to the exercise for which the Constructive Exchange is being exercised, less (ii) the number of Payment Shares. The holder hereof may elect to exercise using a Constructive Exchange any number of times in succession, subject to compliance with the procedures set forth herein. The Company shall not be required to issue fractional Warrant Shares upon any exercise of the Warrant, but instead shall pay to the holder of this Warrant the cash value of any such fractional Warrant Shares. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement delivered, and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding ten business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be reasonably requested by the holder hereof, shall, unless the Warrant Shares evidenced by such certificate have previously been registered under the Securities Act of 1933, as amended (the "Securities Act") be imprinted with a restrictive legend substantially similar to the legend appearing on the face of this Warrant, and shall be registered in the name of said holder or such other name as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised, which Warrant shall be imprinted on its face with the same legend appearing on the face of this Warrant. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution, and delivery of stock certificates (and any new Warrants) pursuant to this Paragraph 1 except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

     2.   Period of Exercise.   This Warrant is exercisable at any time or from
time to time during the period commencing on July 1, 2001 and ending at 5:00 p.m. Fort Worth, Texas time, on February ___, 2006 (the "Exercise Period").

WARRANT - Page 2

     3. Certain Actions Prohibited. The Company will not, by amendment of articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

     Without limiting the generality of the foregoing,

          (i) the Company will not increase the par value of the shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect;

          (ii) before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock so receivable, the Company will take all such corporate action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Exercise Price upon the exercise of this Warrant; and

          (iii) the Company will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's charter and available for issuance upon such exercise.

     4. Adjustments to Exercise Price. The Exercise Price in effect at any time shall be subject to adjustment as follows:

     (a)  Adjustment for Change in Capital Stock.    If the Company:
          --------------------------------------

          (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

          (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

          (v) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that the holder of this Warrant may receive the number of shares of capital stock of the Company upon the exercise hereof which the holder would have owned immediately following such action if the holder had executed the Warrant immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

WARRANT - Page 3

     If, after an adjustment, the holder of this Warrant upon exercise hereof may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation the Exercise Price of each class of capital stock thereafter shall be subject to adjustment on terms comparable to those applicable to Common Stock in this Paragraph.

     (b) Adjustment for Rights Issue.   If the Company distributes any rights or
         ---------------------------
warrants to all holders of its Common Stock entitling them for a period expiring within 90 days after the record date for the determination of shareholders entitled to receive the rights or warrants to purchase shares of Common Stock at a price per share less than the Current Market Price per share on that record date, the Exercise Price shall be adjusted in accordance with the following formula:


                          N  x  P
                          -------
            C   x   O   +   M
                    ---------
     C/1/   =       O   +   N

     where:

     C/1/   =      the adjusted Exercise Price.
     C      =      the current Exercise Price.
     O      =      the number of shares of Common Stock
                   outstanding on the record date.
     N      =      the number of additional shares of Common
                   Stock offered.
     P      =      the offering price per share of the
                   additional shares.
     M      =      the Current Market Price per share of Common
                   Stock on the record date.

     The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights or warrants. If at the end of the period during which such warrants or rights are exercisable not all warrants or rights shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

     This subsection does not apply to any rights or other securities issued under or in respect of any rights plan or poison pill adopted by the Company.

     (c) Adjustment for Other Distributions.   In case the Company at any time
         ----------------------------------
after the date hereof during the course of a calendar year shall declare, order, pay or make any dividend(s) or other distribution(s) payable in cash to all holders of the Common Stock exceeding (in the aggregate) $.14 per share of outstanding Common Stock (proportionately adjusted to reflect any stock dividends, splits or combinations), the Exercise Price shall be adjusted in accordance with the formula:

          C/1/ =  C - D

where:

     C/1/   =     the adjusted Exercise Price.

WARRANT - Page 4

     C      =    the current Exercise Price.
     D      =    the amount by which the cash dividend(s) or distribution(s) for the given calendar year exceeds (in the aggregate) $.14 per share of outstanding Common Stock (proportionately adjusted to reflect any stock dividends, splits or combinations)

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution.

     (d) Current Market Price.   In Paragraphs 4(b) and 4(c), the "Current
         --------------------
Market Price" per share of Common Stock on any date is the average of Quoted Prices of the Common Stock during the two trading weeks before the date in question. In the absence of one or more such quotations the Company shall determine the current market price on the basis of such quotations as it considers appropriate. As used herein, the "Quoted Price" of the Common Stock is the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the last sale price regular way for the Common Stock as published by NASDAQ or if such last price is not so published by NASDAQ or if no such sale takes place on such day, the mean between the closing bid and asked prices for the Common Stock as published by NASDAQ or in the absence of any of the foregoing, the fair market value as determined by the Board of Directors.

     (e) When Adjustment May Be Deferred.  No adjustment in the Exercise Price
         -------------------------------
need be made unless the adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Paragraph shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     (f) When No Adjustment Required.  No adjustment need be made for rights to
         ---------------------------
purchase Common Stock pursuant to a Company plan for reinvestment of dividends. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Warrant becomes exercisable for cash, no
adjustment need be made thereafter as to the cash.   Interest will not accrue on
the cash.

     (g) Notice of Adjustment.  Whenever the Exercise Price is adjusted, the
         --------------------
Company shall promptly mail to the holder of this Warrant a notice and description of the adjustment.

     (h) Notice of Certain Transactions.   If there is a  liquidation or
         ------------------------------
dissolution of the Company, or in the event of any Fundamental Change Transaction (as defined in paragraph 4(i) below), or in the event of the declaration of any dividend or distribution, the Company shall mail to the holder of this Warrant a notice thereof stating the proposed effective date of such event. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     (i) Fundamental Change Transaction.  In case at any time after the date
         ------------------------------
hereof a purchase, tender, or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, or the Company is otherwise a party to any transaction (including,

WARRANT - Page 5
without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, or recapitalization of the Common Stock) which is to be effected in such a way that as a result of such transaction or offer (x) the holders of Common Stock (or any other securities of the Company then issuable upon the exercise of this Warrant) shall be entitled to receive stock or other securities or property (including cash) with respect to or in exchange for Common Stock (or such other securities), or (y) the Common Stock ceases to be a publicly traded security either listed on the New York Stock Exchange, the NASDAQ National Market System or the American Stock Exchange or any successor thereto or comparable system (each such transaction being herein called a "Fundamental Change Transaction"), then, as a condition of such Fundamental Change Transaction, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the shares of Common Stock (or such other securities) purchasable immediately before such transaction upon the exercise hereof, such stock or other securities or property (including cash) as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Common Stock (or such other securities) purchasable immediately before such transaction upon the exercise hereof, had such Fundamental Change Transaction not taken place. In any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, the provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable upon exercise hereof) shall thereafter be applicable, as nearly as reasonably may be, in relation to the stock or other securities or property thereafter deliverable upon the exercise hereof (including an immediate adjustment of the Exercise Price if by reason of or in connection with such Fundamental Change Transaction any securities are issued or event occurs which would, under the terms hereof, require an adjustment of the Exercise Price). In the event of a consolidation or merger of the Company with or into another corporation or entity as a result of which a greater or lesser number of shares of common stock of the surviving corporation or entity are issuable to holders of Common Stock in respect of the number of shares of Common Stock outstanding immediately prior to such consolidation or merger, then the Exercise Price in effect immediately prior to such consolidation or merger shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Company shall not effect any such Fundamental Change Transaction unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets and any other corporation or entity the shares of stock or other securities or property of which are receivable thereupon by the holder of this Warrant shall expressly assume, by written instrument executed and delivered (and satisfactory in form) to the holder of this Warrant, (i) the obligation to deliver to such holder such stock or other securities or property as, in accordance with the foregoing provisions, such holder may be entitled to purchase and (ii) all other obligations of the Company hereunder.

     (j) Par Value.  Before taking any action which would cause an adjustment
         ---------
reducing the Exercise Price below the then par value (if any) of the Common Stock deliverable upon exercise of this Warrant, the Company will take any corporate action which may, in the opinion of its counsel be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at such adjusted Exercise Price.

     (k) Certain Events.  If any event occurs as to which, in the good faith
         --------------
judgment of the Board, the other provisions of this Paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holder of this

WARRANT - Page 6

Warrant; provided, that no such adjustment shall have the effect of increasing the Exercise Price as otherwise determined pursuant to this Paragraph 4.

     5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any warrant or certificate in a name other than the holder of this Warrant.

     6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     7.   Transfer, Exchange, and Replacement of Warrant; Registration Rights.

     (a)  Warrant Transferable.  This Warrant may not be transferred or assigned
          --------------------
except in accordance with the provisions of the Purchase Agreement. The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to in Paragraph 7(e) hereof by the holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Upon any transfer of this Warrant to any person, the Company shall have the right to require the holder and the transferee to make customary representations to the extent reasonably necessary to assure that the transfer will comply with the Securities Act and any applicable state securities laws. Each holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant and to the registration of transfer hereof on the books of the Company; but until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

     (b)  Warrant Exchangeable for Different Denominations.  This Warrant is
          ------------------------------------------------
exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Paragraph 7(e) hereof, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to be imprinted with the same legend appearing on the face of this Warrant and to represent the right to purchase such number of shares as shall be designated by said holder hereof at the time of such surrender. For purposes hereof, the term "Warrant" shall be deemed to include any and all such replacement Warrants, whether issued pursuant to this subparagraph (b) or any other Paragraph hereof.

     (c)  Replacement of Warrant.  Upon receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

WARRANT - Page 7

     (d)  Cancellation; Payment of Expenses.  Upon the surrender of this Warrant
          ---------------------------------
in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

     (e)  Register.  The Company shall maintain, at its principal office in Fort
          --------
Worth, Texas (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     (f)  Registration Rights.  The issuance of any Warrant Shares required to
          -------------------
be reserved for purposes of exercise of this Warrant and the public distribution of such Warrant Shares are entitled to the benefits of the registration rights set forth in the Purchase Agreement.

     8. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company at 500 Commerce Street, Fort Worth, Texas, 76102-5439, Attention: Chief Executive Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by telegram or telex, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex) the person entitled to receive such notice at the address of such person for purposes of this Paragraph 8, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

     9. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF TEXAS, WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES OF SUCH STATE.

     10. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific enforcement of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     11.  Miscellaneous.

     (a)  Amendments.  This Warrant and any provision hereof may not be changed,
          ----------
waived, discharged, or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

WARRANT - Page 8

     (b) Descriptive Headings.  The descriptive headings of the several
         --------------------
paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

     (c) Successors and Assigns.  This Warrant shall, to the extent provided in
         ----------------------
Section 4(e), be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

WARRANT - Page 9

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on this ____ day of February, 2001.

                                     GAINSCO, INC.



                                     By:
                                        ---------------------------------------
                                           Glenn W. Anderson,
                                           President and Chief Executive Officer

WARRANT - Page 10

                          FORM OF EXERCISE AGREEMENT


                                                   Dated: _____________, _______


To:



Attention:

     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to purchase ______ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant (in cash or by certified or official bank check in the amount of $____________) held by the undersigned and any applicable taxes payable by undersigned. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

     Name:

     Signature:

     Title of Signing Officer or Agent (if any):

     Note: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.


WARRANT - Page 11

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights represented by and under the attached Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                    Address                    No. of Shares
----------------                    -------                    -------------






, and hereby irrevocably constitutes and appoints _______________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated: _______________, _______





                                 Name:

                                 Signature:

                                 Title of Signing Officer or Agent
                                 (if any):

                                 Address:


                                 Note:  The above signature should correspond
                                        exactly with the name on the face of the within Warrant.

WARRANT - Page 12

                                                                     Exhibit "C"
                                                                     -----------


TANGIBLE BOOK VALUE PER SHARE OF COMMON STOCK COMPUTATION:

                                                                    12/31/00
                                                                    --------
Consolidated GAAP Shareholders' Equity                            $123,104,279

Less:  Unamortized Goodwill                                         22,797,358

         Original Basis of Preferred Stock and Warrants             31,620,000
                                                                  ------------
Tangible Book Value without Preferred Stock                       $ 68,686,921
                                                                  ------------
Outstanding Common Shares                                           21,169,736
                                                                  ------------
Tangible Book Value Per Share of Common Stock                     $       3.24
                                                                  ============